                                                                    Exhibit 10.6

       ===================================================================



                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


                                      AMONG


                              OVERHILL FARMS, INC.,


                          OVERHILL L.C. VENTURES, INC.


                                       and


                         UNION BANK OF CALIFORNIA, N.A.


                              [__________ __], 2002


       ===================================================================

                                                            AMENDED AND RESTATED
                                                     LOAN AND SECURITY AGREEMENT

                                TABLE OF CONTENTS
                                -----------------

                                                                                                      Page
                                                                                                      ----
1.   AMOUNT AND TERMS OF CREDIT ....................................................................    2
     1.1   Revolving Loans .........................................................................    2
     1.2   Term Loan ...............................................................................    2
     1.3   Letters of Credit .......................................................................    2
     1.4   Interest Rate Election Provisions Applicable to all Loans ...............................    5
     1.5   Payment of Interest .....................................................................    6
     1.6   Maximum Rate of Interest ................................................................    7
     1.7   Fees ....................................................................................    7
     1.8   Repayment and Prepayment ................................................................    8
     1.9   Term ....................................................................................    8
     1.10  Early Termination .......................................................................    8
     1.11  Notes and Accounting ....................................................................    9
     1.12  Manner of Payment .......................................................................    9
     1.13  Application of Payments .................................................................   10
     1.14  Use of Proceeds .........................................................................   10
     1.15  All Obligations to Constitute One Obligation ............................................   10
     1.16  Authorization to Make Loans .............................................................   10
     1.17  Authorization to Debit or Charge Accounts ...............................................   10
     1.18  Consents ................................................................................   10

2.   CONDITIONS PRECEDENT ..........................................................................   10
     2.1   Conditions Precedent to Closing .........................................................   10
     2.2   Further Conditions to the Loans .........................................................   11

3.   REPRESENTATIONS, WARRANTIES, AND AFFIRMATIVE COVENANTS ........................................   12
     3.1   Corporate Existence; Compliance with Law ................................................   12
     3.2   Executive Offices; Corporate or Other Names; Conduct of Business ........................   12
     3.3   Corporate Power; Authorization; Enforceable Obligations .................................   13
     3.4   Financial Statements and Projections; Books and Records .................................   13
     3.5   Material Adverse Change .................................................................   13
     3.6   Ownership of Property; Liens ............................................................   14
     3.7   Labor Matters ...........................................................................   14
     3.8   Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness ...............   14
     3.9   Government Regulation ...................................................................   15
     3.10  Margin Regulations ......................................................................   15
     3.11  Taxes ...................................................................................   15
     3.12  ERISA ...................................................................................   16
     3.13  Litigation ..............................................................................   16
     3.14  Intellectual Property ...................................................................   16
     3.15  Full Disclosure .........................................................................   16
     3.16  Hazardous Materials .....................................................................   17
     3.17  Insurance ...............................................................................   17
     3.18  Accounts ................................................................................   17
     3.19  Inventory ...............................................................................   18
     3.20  Payment of Obligations ..................................................................   19
     3.21  Conduct of Business .....................................................................   19
     3.22  Further Assurances; Schedule Supplements; Other Matters .................................   19
     3.23  Collections and Proceeds of Collateral ..................................................   20

                                TABLE OF CONTENTS
                                -----------------
                                   (Continued)

                                                                                                      Page
                                                                                                      ----
     3.24  Financial Covenants .....................................................................   20
     3.25  Solvency ................................................................................   21
     3.26  Subordinated Debt .......................................................................   21
     3.27  Compliance with the Packers Acts ........................................................   21
     3.28  Tax-Free Spin-Off .......................................................................   22
     3.29  Corporate Separateness ..................................................................   22
     3.30  AMEX Listing ............................................................................   23

4.   NEGATIVE COVENANTS ............................................................................   23

5.   FINANCIAL REPORTS .............................................................................   25
     5.1   Reports and Notices .....................................................................   25
     5.2   Other Reports ...........................................................................   28

6.   CREATION OF SECURITY INTEREST .................................................................   28
     6.1   Grant of Security Interest ..............................................................   28
     6.2   Bank's Rights ...........................................................................   29
     6.3   Power of Attorney .......................................................................   30
     6.4   Grant of License to Use Intellectual Property Collateral ................................   32
     6.5   Reinstatement ...........................................................................   32
     6.6   Termination of Liens ....................................................................   32

7.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES ........................................................   32
     7.1   Events of Default .......................................................................   32
     7.2   Remedies ................................................................................   35
     7.3   Waivers by Borrower .....................................................................   36
     7.4   Proceeds ................................................................................   36

8.   SUCCESSORS AND ASSIGNS ........................................................................   36

9.   YIELD PROTECTION ..............................................................................   37
     9.1   LIBOR Basis Determination ...............................................................   37
     9.2   Illegality ..............................................................................   37
     9.3   Increased Costs .........................................................................   37
     9.4   Effect On Other Loans ...................................................................   38
     9.5   Capital Adequacy ........................................................................   38
     9.6   Federal Reserve System/Wire Transfers ...................................................   39

10.  MISCELLANEOUS .................................................................................   39
     10.1  Complete Agreement; Modification of Agreement; Interpretation ...........................   39
     10.2  Reimbursement and Expenses ..............................................................   39
     10.3  Indemnity ...............................................................................   40
     10.4  No Waiver ...............................................................................   41
     10.5  Severability ............................................................................   41
     10.6  Conflict of Terms .......................................................................   41
     10.7  Notices .................................................................................   41
     10.8  Confidentiality .........................................................................   42
     10.9  Section Titles ..........................................................................   43
     10.10 Counterparts ............................................................................   43
     10.11 Time of the Essence .....................................................................   43
     10.12 GOVERNING LAW; VENUE ....................................................................   43

                                TABLE OF CONTENTS
                                -----------------
                                   (Continued)

                                                                                                      Page
                                                                                                      ----
     10.13 WAIVER OF JURY TRIAL ....................................................................   44
     10.14 Release .................................................................................   44
     10.15 Amendment and Restatement ...............................................................   45

                         INDEX OF EXHIBITS AND SCHEDULES

         Exhibit A           [INTENTIONALLY OMITTED.]

         Exhibit B           Form of Borrowing Base Certificate

         Exhibit C           Form of Compliance Certificate


         Schedule A          Definitions and Rules of Construction

         Schedule B          Schedule of Documents

         Schedule C          Non-standard Concentration Account Debtors


         Schedule 1.2        Letter of Credit Fee

         Schedule 1.16       Authorized Signatories

         Schedule 3.2        Executive Offices and Collateral Locations;
                             Corporate or Other Names

         Schedule 3.6        Real Estate and Leases

         Schedule 3.7        Labor Matters

         Schedule 3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness

         Schedule 3.11       Taxes

         Schedule 3.12       ERISA Plans

         Schedule 3.13       Litigation

         Schedule 3.14       Intellectual Property

         Schedule 3.16       Hazardous Materials

         Schedule 3.17       Insurance

         Schedule 3.23       Deposit and Other Bank Accounts

         Schedule 3.30       List of Documents Filed with the Commission or AMEX

         Schedule 4(c)       Other Indebtedness

         Schedule 4(h)       Permitted Liens

         Schedule 6.1        Financing Statement Jurisdictions; Consigned Goods

               THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Agreement") is entered into as of [__________ __], 2002, by and among OVERHILL FARMS, INC., a Nevada corporation ("Borrower"), OVERHILL L.C. VENTURES, INC., a California corporation ("Overhill Ventures"), and UNION BANK OF CALIFORNIA, N.A. ("Bank"). Capitalized terms used in this Agreement shall have the meanings ascribed to them in Schedule A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern.

                                    RECITALS

               A. Borrower, Overhill Ventures and Bank are parties to that certain Loan and Security Agreement dated as of November 24, 1999, as amended by the First Amendment to Loan and Security Agreement dated as of August 23, 2000, the Second Amendment to Loan and Security Agreement dated as of January 11, 2002, the Third Amendment to Loan and Security Agreement dated as of June 28, 2002, and the Fourth Amendment to Loan and Security Agreement dated as of September 11, 2002 (including all exhibits and schedules thereto, and as the same may be subsequently amended, restated, supplemented or otherwise modified from time to time, collectively, the "Existing Loan Agreement"; capitalized terms used in Recitals A-F that are not otherwise defined in such Recitals or in the preamble are as defined in the Existing Loan Agreement).

               B. Pursuant to the Existing Loan Agreement, among other things, Bank provided Borrower with (1) a commitment to make Revolving Loans or issue Letters of Credit Obligations of up to an aggregate amount equal to $16,000,000, and (2) a Term Loan in the original principal amount of $2,400,000, having an outstanding principal balance as of the date hereof of [$____________] (the "Existing Term Loan").

               C. In connection with the Existing Loan Agreement, Overhill Ventures and Overhill Corporation, a Nevada corporation formerly known as Polyphase Corporation and to be known from and after the effective date of the Spin-Off (as defined below) as Treecon Resources, Inc. ("Treecon"), executed a Guaranty in favor of Bank, and each Guarantor granted a Lien on all or substantially all of its assets to Bank to secure the Guaranteed Indebtedness.

               D. On or about August 15, 2001, the Board of Directors of Treecon approved a plan of reorganization pursuant to which Treecon will distribute to its Stockholders, in a tax-free transaction, all of its shares of Borrower, and Treecon will no longer own any interest in Borrower (the "Spin-Off"). Accordingly, Borrower will be a separate, independent, publicly traded company upon consummation of the Spin-Off, and Treecon will not own any shares of Stock of Borrower upon consummation of the Spin-Off.

               E. Borrower and Overhill Ventures have requested that (i) Bank consent to the Spin-Off, (ii) Bank release Treecon from its obligations under the Guaranty, (iii) Bank consent to the adoption of the 2002 Stock Incentive Plan, and (iv) Bank agree to otherwise restructure Borrower's obligations to Bank under the Existing Loan Agreement.

               F. Bank is willing to agree to such requests of Borrower and Overhill Ventures, in all cases subject to the terms and conditions set forth in this Agreement and the other Loan Documents. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute a single agreement. These Recitals shall be construed as part of the Agreement.

                                    AGREEMENT

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Overhill Ventures and Bank agree to amend and restate the Existing Loan Agreement as follows:

         1.    AMOUNT AND TERMS OF CREDIT

               1.1   Revolving Loans.

                     (a) Advances. Subject to the terms and conditions of this Agreement, Bank shall extend Revolving Loans to Borrower from time to time until the Commitment Maturity Date. The aggregate amount of Revolving Loans outstanding at any time shall not exceed Borrowing Availability at such time. Prior to the Commitment Maturity Date, Borrower may repay at any time any outstanding Revolving Loans and any amounts so repaid may be reborrowed, up to Borrowing Availability. Revolving Loans shall be evidenced by and repayable in accordance with the terms of the Revolving Note and this Agreement. The entire unpaid balance of the Revolving Loans shall be immediately due and payable in full in immediately available funds on the Commitment Maturity Date.

                     (b) Overadvances. Borrower shall immediately repay any Overadvance. Overadvances constitute Obligations that are evidenced by the Revolving Note, secured by the Collateral, and entitled to all of the benefits of the Loan Documents.

                     (c) Request and Disbursement. Borrower shall give to Bank irrevocable notice of a request for a Revolving Loan (i) that is to be made as a Reference Rate Loan by telephone or facsimile transmission not later than 11:00 a.m. (California time) on the date of the proposed Reference Rate Loan and (ii) that is to be made as a LIBOR Loan within the time period specified therefor in
Section 1.4(b). Any notice in connection with a requested Revolving Loan under this Agreement that is received by Bank after 11:00 a.m. (California time) on any Business Day, or at any time on a day that is not a Business Day, shall be deemed received by Bank on the next succeeding Business Day. Prior to 3:00 p.m. (California time) on the date of a Revolving Loan, Bank shall, subject to satisfaction of the conditions set forth in Section 2.2, disburse the amount of the requested Revolving Loan by deposit into the Disbursement Account.

               1.2 Term Loan. The Term Loan shall be evidenced by, and repayable in accordance with the terms of, the Term Note and this Agreement. The Term Note shall represent the obligation of Borrower to pay the Term Loan, together with interest thereon as prescribed in Section 1.5.

               1.3   Letters of Credit.

                     (a) Issuance. Subject to the terms and conditions of this Agreement, Bank agrees to incur, from time to time until the Commitment Maturity Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued by Bank. The aggregate face amount of all Letters of Credit outstanding at any one time shall not exceed the lowest of (i) $500,000, (ii) the Maximum Amount minus the aggregate outstanding amount at such time of the Revolving Loans, and (iii) the Borrowing Base minus the aggregate outstanding amount at such time of the Revolving Loans, in each case less the Producer Payable Reserves, the Rent Reserve, the Designated Reserve and any reserves established by Bank in its reasonable credit judgment from time to time. The expiration date of any Letter of Credit shall not be later than the earlier of (A)(I) 365 days for commercial Letters of Credit or (II) 180 days for standby Letters of Credit, in each case from the date of issuance of such Letter of Credit and (B) the Commitment Maturity Date. No Letter of Credit shall have any automatic or "evergreen" renewal provisions.

                     (b) Advances Automatic. In the event that Bank shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Loan under Section 1.1(a) notwithstanding any failure by Borrower to satisfy the conditions precedent set forth in Section 2.

                     (c) Fees and Expenses. Borrower shall pay to Bank, as compensation for the Letter of Credit Obligations incurred hereunder, immediately upon demand, (i) all amounts necessary for Bank to meet all disbursements and payments of any kind or character that Bank has incurred or will incur or to which Bank is entitled in connection with the Letters of Credit or any draft drawn thereunder, (ii) the Letter of Credit Fee and (iii) any interest, commissions, and other charges that Bank has incurred or will incur or to which Bank is entitled in connection with the Letters of Credit or any draft drawn thereunder; provided, that if no Default or Event of Default has occurred and is continuing, Borrower may, at its option, at any time prior to the Commitment Maturity Date, finance all or part of its reimbursement obligations under this Section 1.3 by requesting a Revolving Loan in an amount not to exceed Net Borrowing Availability at such time.

                     (d) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Bank at least three Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. Any such notice shall be accompanied by the form of the Letter of Credit proposed to be issued (which shall be acceptable to Bank). Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Bank may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by Borrower and Bank.

                     (e) Reimbursement. The obligation of Borrower to reimburse Bank for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities. Such obligations of Borrower shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

                         (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or the other Loan Documents, or any other agreement;

                         (ii) the existence of any claim, setoff, defense or other right that Borrower or any of its Affiliates may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons for which any such transferee may be acting), Bank or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

                         (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect (except as otherwise expressly provided in Section 1.3(f)(iii)) or any statement therein being untrue or inaccurate in any respect;

                         (iv) payment by Bank (except as otherwise expressly provided in Section 1.3(f)(iii)) under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit;

                         (v) any other circumstance or happening whatsoever that is related to any of the foregoing; or

                         (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

                     (f) Assumption of Risk. As between Bank and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of, any Letter of Credit by beneficiaries of any Letter of Credit. To the fullest extent permitted by law, Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document issued by any Person in connection with the application for and issuance of any Letter of Credit that has been applied for and issued in accordance with Section 1.3(h), even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that, in the case of any payment by Bank under any Letter of Credit, Bank shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Letter of Credit; (iv) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile, or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or of the proceeds thereof; (vii) the credit of the proceeds of any drawing under any Letter of Credit; and (viii) any consequences arising from causes beyond the control of Bank. None of the above shall affect, impair, or prevent the vesting of any of Bank's rights or powers under this Agreement.

                     (g) Governing Documents. Each Letter of Credit shall be governed by this Agreement and a Letter of Credit application agreement to be entered into between Bank and Borrower, to the extent its terms are in addition to and not inconsistent with the terms of this Agreement. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall apply to all such Letters of Credit. Borrower shall comply with Bank's regulations and interpretations in connection with the Letters of Credit issued by it and drafts related thereto, notwithstanding any difference in Borrower's interpretation. Neither Bank nor any of Bank's correspondents shall be liable for any error, negligence, or mistake, whether of omission or commission, in following the instructions of an officer of Borrower listed on Schedule 1.16 or those contained in any Letter of Credit or draft related to any Letter of Credit or any modification to, amendment of, or supplement to, any Letter of Credit; provided, that Bank shall be liable to the extent that such error, negligence or mistake was the result of Bank's gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction).

                     (h) Authorized Signatories. Unless Bank has been previously notified in writing by an officer of Borrower listed on Schedule 1.16 to the contrary, Bank shall only accept an application for issuance of a Letter of Credit that is executed by an officer of Borrower listed on Schedule 1.16.

               1.4   Interest Rate Election Provisions Applicable to all Loans.

                     (a) Borrower shall give to Bank irrevocable notice of a request for funding of any Revolving Loan that is to be made as a Reference Rate Loan or LIBOR Loan no later than the time and in the manner specified in Sections 1.1(c) or 1.4(b), respectively. Borrower shall give to Bank irrevocable notice of a request for conversion of an outstanding LIBOR Loan into a Reference Rate Loan in accordance with the provisions of Section 1.4(b). Each request for funding of a Reference Rate Loan shall, among other things, specify (i) the date of the proposed Loan, which shall be a Business Day, and (ii) the amount of the Loan.

                     (b) Subject to the additional conditions precedent set forth in Section 2.2, and without limiting the notice requirements for requests for Revolving Loans set forth in Section 1.1(c), Borrower shall have the option at any time to (i) request that any Revolving Loan be made as a LIBOR Loan, (ii) convert all or any portion of outstanding Loans from Reference Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to a Reference Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.8(b)(ii) if such conversion is made prior to the expiration of the applicable LIBOR Loan Period, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Loan Period (with the succeeding LIBOR Loan Period of such continued Loan commencing on the last day of the LIBOR Loan Period of the Loan to be continued). Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $500,000 or integral multiples of $500,000 in excess thereof. Borrower shall give to Bank irrevocable notice of any such election by telephone or facsimile transmission no later than 11:00 a.m. (California time) on the second Business Day and no earlier than 11:00 a.m. (California time) on the fourth Business Day prior to (A) the date of any proposed Revolving Loan that is to bear interest by reference to the LIBOR Basis, (B) the end of each LIBOR Loan Period with respect to any LIBOR Loans to be continued as such or converted into Reference Rate Loans, or (C) the date on which Borrower wishes to convert any Reference Rate Loan to a LIBOR Loan for a LIBOR Loan Period designated by Borrower in such election. If no election is received within the time period specified in the immediately preceding sentence (or if a Default or an Event of Default shall have occurred and be continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), then the applicable Loan shall be made or continued as, or converted to, a Reference Rate Loan (1) on the date of the proposed funding or conversion of the requested Loan, with respect to initial fundings of requested LIBOR Loans or proposed conversions of Reference Rate Loans to LIBOR Loans, and
(2) at the end of the applicable LIBOR Loan Period, with respect to proposed continuations of outstanding LIBOR Loans. Each such election notice shall advise Bank of (I) with respect to Loans to be made or continued as, or converted into, LIBOR Loans, the LIBOR Basis quoted by Bank on the date such election notice is provided, (II) the applicable principal amount of the proposed Loan (a) to be made or continued as, or converted into, a LIBOR Loan, or (b) to be converted into a Reference Rate Loan, as applicable, (III) the duration of the LIBOR Loan Period of the proposed Loan, if applicable, and (IV) the date of the proposed funding, continuation, or conversion of such Loan, which shall be a Business Day. The amount of any LIBOR Basis quoted by Bank as of the date of receipt of Borrower's notice for a requested LIBOR Loan shall be determined by Bank consistent with this Agreement, and each determination by Bank of a LIBOR Basis shall, absent manifest error, be deemed final, binding, and conclusive upon Borrower. Bank shall, upon the reasonable request of Borrower from time to time, provide to Borrower such information with regard to the LIBOR Basis as Borrower may request. Bank shall confirm the terms of any such election notice by notifying Borrower in writing promptly after such election is made. Failure to send any such confirmation shall not affect the right of Bank to collect interest at the rates selected by Borrower in any such election notice. If, on the date any such election notice is received by Bank, the LIBOR Basis selected is unavailable for any reason, then the election notice shall be void. Bank reserves the right to fund the principal of any requested LIBOR Loan from any source of funds notwithstanding any LIBOR Basis selected by Borrower.

          1.5  Payment of Interest.

               (a)  Interest on Revolving Loans shall be payable as follows:

                    (i) Interest on each outstanding Revolving Loan made as or converted into a Reference Rate Loan shall be computed for the actual number of days elapsed on the basis of a year of 365 days or, in the event of a leap year, 366 days, and shall be payable to Bank in arrears (A) on the first Business Day of each calendar month, (B) on the Commitment Maturity Date, and (C) if any interest accrues or remains payable after the Commitment Maturity Date or during the continuance of an Event of Default, upon demand by Bank. Interest shall accrue and be payable on each such Reference Rate Loan at a per annum interest rate equal to the Reference Rate plus one-half of one percent (0.5%); provided, that the interest rate for any Reference Rate Loan shall be reduced to Reference Rate plus one-quarter of one percent (0.25%) if, as of the end of any Fiscal Quarter after the Closing Date, the following conditions have been met: (I) Borrower's Fixed Charge Coverage Ratio for the 12-month period then ended is greater than 1.30 to 1.0; and (II) no Default or Event of Default has occurred and is continuing. The interest rate reduction referenced in the preceding sentence shall be adjusted prospectively on a quarterly basis and shall be implemented effective as of the first day of the first calendar month that commences at least ten Business Days after receipt by Bank of Borrower's quarterly unaudited or annual audited (as applicable) Financial Statements and any other information requested by Bank evidencing that Borrower has satisfied the conditions for an interest rate reduction.

                    (ii) Interest on each outstanding Revolving Loan made as or converted into a LIBOR Loan shall be computed for the actual number of days elapsed on the basis of a year of 365 days or, in the event of a leap year, 366 days, and shall be payable to Bank in arrears (A) on the last day of the applicable LIBOR Loan Period in the case of any LIBOR Loan with a LIBOR Loan Period of 30, 60 or 90 days, (B) on the 90th day and the last day of the applicable LIBOR Loan Period in the case of any LIBOR Loan with a LIBOR Loan Period of 180 days, (C) on the Commitment Maturity Date, and (D) if any interest accrues or remains payable after the Commitment Maturity Date or during the continuance of an Event of Default, upon demand by Bank. Interest shall accrue and be payable on each such LIBOR Loan at a per annum interest rate equal to the LIBOR Basis applicable to such LIBOR Loan plus three percent (3.0%); provided, that the interest rate for any LIBOR Loan shall be reduced to the LIBOR Basis applicable to such LIBOR Loan plus two and three-quarters percent (2.75%) if, as of the end of any Fiscal Quarter after the Closing Date, the following conditions have been met: (I) Borrower's Fixed Charge Coverage Ratio for the 12-month period then ended is greater than 1.30 to 1.0; and (II) no Default or Event of

     Default has occurred and is continuing. The interest rate reduction referenced in the preceding sentence shall be adjusted prospectively on a quarterly basis and shall be implemented effective as of the first day of any LIBOR Loan Period that commences at least ten Business Days after receipt by Bank of Borrower's quarterly unaudited or annual audited (as applicable) Financial Statements and any other information requested by Bank evidencing that Borrower has satisfied the conditions for an interest rate reduction.

               (b) Term Loan. Interest on the Term Loan shall be computed for the actual number of days elapsed on the basis of a year of 365 days or, in the event of a leap year, 366 days and shall be payable to Bank in arrears (A) on the first Business Day of each calendar month, (B) on the Commitment Maturity Date, and (C) if any interest accrues or remains payable after the Commitment Maturity Date or during the continuance of an Event of Default, upon demand by Bank. Interest shall accrue and be payable on each such Reference Rate Loan at a per annum interest rate equal to the Reference Rate plus one percent (1.0%).

               (c) Default Rate. Upon the occurrence and during the continuance of an Event of Default, interest on all outstanding Obligations shall, upon the election of Bank, confirmed by written notice from Bank to Borrower, accrue and be payable at the Default Rate. Interest accruing at the Default Rate shall be payable to Bank on demand. Bank shall not be required to (i) accelerate the maturity of the Loans or (ii) exercise any other rights or remedies under the Loan Documents, in order to charge the Default Rate. Upon the occurrence and during the continuance of an Event of Default specified in Sections 7.1(e), (f), or (g), the interest rate applicable to the Obligations shall be increased automatically to the Default Rate without the necessity of any action by Bank.

          1.6 Maximum Rate of Interest. In no event shall the aggregate of all interest on the Obligations charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. In the event that such a court determines that Bank has charged or received interest under this Agreement or the Notes in excess of the highest applicable rate, the rate in effect under this Agreement and the Notes shall automatically be reduced to the maximum rate permitted by Applicable Law and Bank shall promptly apply such excess to reduce the principal balance of the Obligations, or if the principal balance of the Obligations has been paid in full, Bank shall promptly apply such excess to reduce any other Obligations, and if all Obligations have been paid in full, then Bank shall refund to Borrower any interest received by Bank in excess of the maximum lawful rate; provided, that if at any time thereafter the rate of interest payable hereunder is less than the highest applicable rate, then Borrower shall continue to pay interest hereunder at the highest applicable rate until such time as the total interest received by Bank from the making of Loans hereunder is equal to the total interest that Bank would have received had the interest rate payable hereunder been (but for the operation of this Section 1.6) the interest rate payable since the Closing Date as otherwise provided in this Agreement. It is the intent of this Agreement that Borrower not pay or contract to pay, and that Bank not receive or contract to receive, directly or indirectly, interest in excess of that which may be paid by Borrower under Applicable Law.

          1.7  Fees. Bank shall be paid the following fees:

               (a) Unused Line Fee. Borrower shall pay to Bank an Unused Line Fee, payable in arrears on the first Business Day of each calendar month beginning on the first Business Day of the month following the month in which the Closing Date occurs and on the Commitment

Maturity Date.

               (b) Letter of Credit Fee. Borrower shall pay to Bank a Letter of Credit Fee, payable in arrears on the first Business Day of each calendar month and on the Commitment Maturity Date, together with all other standard and customary fees of Bank in connection with the Letters of Credit, including those standard and customary fees provided for in any Letter of Credit application agreement to be entered into between Bank and Borrower and Bank's regulations, interpretations, and published schedules of fees in connection with the Letters of Credit, payable in accordance with such regulations, interpretations and schedules. Upon the occurrence and during the continuance of an Event of Default, Borrower shall, upon the election of Bank confirmed by written notice from Bank to Borrower, pay to Bank the Default Letter of Credit Fee, which shall be payable in lieu of the Letter of Credit Fee. Upon the occurrence and during the continuance of an Event of Default specified in Sections 7.1(e), (f) or (g), the Letter of Credit Fee shall be increased automatically to the Default Letter of Credit Fee without the necessity of any action by Bank.

               (c) Audit Fee. Borrower shall pay to Bank an audit fee of $600 per day per field auditor, plus reasonable out-of-pocket expenses for each financial analysis and examination of Borrower and the Collateral performed by Bank or its agents, plus any other out-of-pocket fees and expenses reasonably incurred by Bank with respect to any field examination of Borrower or the Collateral, when and as incurred up to a maximum of $7,500 in the aggregate for each 12 month period prior to the Commitment Maturity Date; provided, that if a Default or an Event of Default has occurred and is continuing, there shall be no maximum limit on the audit fees payable by Borrower under this Section 1.7(c). Such fee shall be fully earned when due and non-refundable when paid.

               (d) Inventory Appraisal Fee. Every twelve (12) months during the term of this Agreement, at Borrower's expense, Bank may retain independent appraisers to conduct appraisals of the Inventory; provided, that if a Default or Event of Default has occurred and is continuing, then Bank may require more frequent appraisals of Inventory at Borrower's expense.

          1.8  Repayment and Prepayment.

               (a) Revolving Loans. Borrower shall pay the principal balance of the Revolving Loans and all other Obligations in full on the Commitment Maturity Date. Prior to the Commitment Maturity Date, Borrower may repay at any time any outstanding Revolving Loans and any amounts so repaid may be reborrowed up to Borrowing Availability.

               (b) Term Loan. The principal amount of the Term Loan has been and shall continue to be repaid by Borrower in 27 consecutive monthly installments of $50,000 each commencing on September 1, 2000, and continuing on the first Business Day of each calendar month thereafter, together with a final installment that shall be due on the Commitment Maturity Date in an amount sufficient to repay the entire outstanding principal amount of the Term Loan and accrued interest thereon in full.

               (c)  Prepayment. Notwithstanding the foregoing clauses (a) and
(b), and subject to the requirements of Section 1.10, (i) the principal amount of any Loan made as a Reference Rate Loan may be prepaid prior to the Commitment Maturity Date at any time and (ii) the principal amount of any Loan made as a LIBOR Loan together with all accrued and unpaid interest thereon may be prepaid prior to the applicable Payment Date therefor upon five Business Days' prior notice to Bank; provided, that Borrower shall (A) reimburse Bank at such time for any reasonable direct loss or out-of-pocket expense incurred by Bank in connection with such prepayment as set forth in Sections 1.10 and 10.2 and (B) pay to Bank the applicable LIBOR Prepayment Premium. Each notice of prepayment shall be irrevocable.

          1.9 Term. The Credit Facilities shall be in effect until the Commitment Maturity Date. The Credit Facilities and all other Obligations related thereto shall be immediately due and payable in full in immediately available funds on the Commitment Maturity Date, if not sooner paid in full.

          1.10 Early Termination. Borrower may, at any time on the last Business Day of any calendar month, upon not less than five Business Days' prior written notice to Bank, voluntarily prepay, in whole and not in part, all of the Loans and terminate the Revolving Loan Commitments; provided, that at such time Borrower shall (a) pay all Loans and other Obligations, (b) cause the outstanding Letters of Credit to be cancelled and returned to Bank or provide Bank with a standby letter of credit or collateral therefor acceptable to Bank in its sole discretion, (c) pay any LIBOR breakage costs in accordance with
Section 1.8(c), and (d) reimburse Bank for any reasonable direct loss or out-of-pocket expenses incurred by Bank in connection with such prepayment and termination. If the Revolving Loans are terminated prior to the Commitment Maturity Date, Borrower shall pay to Bank, in addition to amounts payable as provided in Sections 1.8(c) and 10.2, an amount equal to the Applicable Percentage multiplied by the sum of (i) Maximum Amount, plus (ii) the outstanding principal amount of the Term Loan, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder. Upon any such prepayment and termination of the Revolving Loan Commitments, Borrower shall have no further right to request Loans or other financial accommodations under this Agreement.

          1.11 Notes and Accounting. Bank shall provide a monthly accounting to Borrower of the Loans and Letter of Credit Obligations and other transactions under this Agreement, including Bank's calculation of principal, interest, expenses, and the Borrowing Base for the preceding month. Each and every such accounting shall, absent clear error, be deemed final, binding, and conclusive upon Borrower unless Borrower, within 90 days after the date any such accounting is rendered, provides Bank with written notice of any objection that Borrower may have to any item in such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower and Bank's determination, based upon the facts available, of any such disputed item shall, absent clear error, be deemed final, binding, and conclusive upon Borrower.

          1.12 Manner of Payment.

               (a)  When Payments Due.

                    (i) Each payment (including any prepayment) by Borrower on account of the principal of or interest on the Loans and any other amount owed to Bank on account of the Obligations shall be made not later than 11:00 a.m. (California time) on the date specified for payment under this Agreement to Bank in Dollars and in immediately available funds. Any payment received by Bank on a day that is not a Business Day or after 11:00 a.m. (California time) on a Business Day shall be deemed received on the next succeeding Business Day.

                    (ii) If any payment on any Obligation is specified to be made upon a day that is not a Business Day, it shall be deemed to be specified to be made on the next succeeding day that is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

               (b) No Deductions. Borrower shall pay principal, interest, fees, and all other amounts due on the Obligations without setoff or counterclaim or any deduction whatsoever.

               (c) Inadequate Payments. If, on the date on which any amount (including any payment of principal, interest, or other costs and expenses) shall be due and payable by Borrower to Bank, the amount received by Bank from Borrower or withdrawn by Bank from the Control Account pursuant to Section 3.23(c) shall not be adequate to pay the entire amount then due and payable, then Bank shall be authorized, but shall not be obligated, to make a Reference Rate Loan to Borrower in the amount of the deficiency.

          1.13 Application of Payments. Borrower irrevocably waives the right to direct the application of any and all payments received at any time by Bank from or on behalf of Borrower and specifically waives the provisions of California Civil Code Sections 1479 and 2822 or similar provisions under any other Applicable Law giving Borrower the right to designate application of payments. Borrower irrevocably agrees that Bank shall have the continuing exclusive right to determine the order and method of the application of payments against the then due and payable Obligations of Borrower in Bank's sole discretion and to revise such application prospectively or retroactively in Bank's sole discretion. In the absence of a specific determination by Bank with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Bank's expenses reimbursable hereunder; (2) to interest on the Term Loan; (3) to interest on the Revolving Loan; (4) to principal payments on the Term Loan; (5) to principal payments on the Revolving Loan and to cash collateralize the Letter of Credit Obligations; and (6) to all other Obligations, including expenses of Bank to the extent reimbursable under
Section 10.2.

          1.14 Use of Proceeds. The proceeds of the Loans shall be used by Borrower as follows:

               (a) all Revolving Loans shall be used for general working capital needs and other corporate purposes; and

               (b) the Term Loan shall have been used to finance the SSE Acquisition.

          1.15 All Obligations to Constitute One Obligation. All Obligations related to the Credit Facilities constitute one general obligation of Borrower and shall be secured by Bank's Liens upon all of the Collateral, and by all other Liens previously, now, or at any time in the future granted by Borrower to Bank, to the extent provided in the Collateral Documents.

          1.16 Authorization to Make Loans. Bank is authorized to make any Loan and issue any Letter of Credit (a) based on telephonic or other oral or written instructions received from any Person that Bank believes in good faith to be an officer of Borrower listed on Schedule 1.16 or (b) if, at the discretion of Bank, such Loan is necessary to satisfy any of the Obligations. Borrower consents to the recordation of any telephonic or other communications between Bank and Borrower for the purpose of maintaining Bank's business records of such transactions.

          1.17 Authorization to Debit or Charge Accounts. Borrower immediately authorizes Bank to debit or charge any of Borrower's loan accounts or bank accounts with Bank for the purpose of Borrower's payment of principal, interest, or other costs and expenses payable by Borrower to Bank under this Agreement.

          1.18 Consents. Bank hereby consents to, and waives any defaults or events of default arising under the Existing Loan Agreement in connection with or as a result of, (a) the consummation of the Spin-Off, or (b) Borrower's adoption of the 2002 Stock Incentive Plan.

     2.   CONDITIONS PRECEDENT

          2.1 Conditions Precedent to Closing. Bank shall not be obligated to make any of the Loans or incur any Letter of Credit Obligations, or to take, fulfill, or perform any other action under this Agreement, until the following conditions have been satisfied in a manner satisfactory to Bank or waived in writing by Bank:

                (a) Bank shall have received each of the documents set forth on the Schedule of Documents, each duly executed by the appropriate parties and in form and substance satisfactory to Bank;

                (b) Bank shall have received (i) satisfactory evidence that Borrower and its Subsidiaries have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and (ii) an officer's certificate in form and substance satisfactory to Bank affirming that no such consents are required other than those obtained by Borrower and its Subsidiaries;

                (c) no action, proceeding, investigation, regulation, or legislation shall have been instituted, threatened, or proposed before any court, Governmental Authority, or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, or that is related to or arises out of, this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby or thereby, including the Spin-Off, and that, in Bank's sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any other Loan Document;

                (d) Bank shall have completed its business and legal due diligence with results satisfactory to Bank;

                (e) Bank shall have received fully executed copies of the amendments to or amendments and restatements of the Subordinated Note and the other Subordinated Debt Documents, each of which shall be in form and substance satisfactory to Bank and its counsel; and

                (f) no Material Adverse Effect shall have occurred since the most recent audited Financial Statements delivered to Bank prior to the Closing Date.

          If any other term of any Loan Document should conflict, or appear to conflict, with this Section 2.1, the terms of this Section 2.1 shall control, and Borrower shall have no rights under this Agreement or any other Loan Document until each of the conditions of this Section 2.1 has been complied with to Bank's satisfaction or specifically waived in writing by Bank.

          2.2 Further Conditions to the Loans. It shall be a further condition to the funding or advance of any Loan or the incurrence of any Letter of Credit Obligation that the following statements be true on the date of each such funding, advance or incurrence, as the case may be:

                (a) all of the representations and warranties of Borrower under this Agreement and the other Loan Documents shall be true and correct as of such date, except to the extent any such representation or warranty relates to an earlier date, both before and after giving effect to the funding of such Loan or the incurrence of such Letter of Credit Obligation, and Bank shall have received, if it so elects, a certification to that effect signed by an Authorized Signatory;

                (b) Bank shall determine that, after giving effect to any requested Revolving Loan or the incurrence of such Letter of Credit Obligation, an Overadvance will not occur;

                (c) no event shall have occurred and be continuing, or would result from the funding, advance, or incurrence of any Loan or Letter of Credit Obligation, that constitutes or would constitute a Default or an Event of Default or result in a Material Adverse Effect; and

                (d) Bank shall have received all other reports, certificates, statements, or opinions in connection with the funding or incurrence of any Loan or Letter of Credit Obligation as Bank may reasonably request.

          The request and acceptance by Borrower of the proceeds of the Loans and the incurrence of any Letter of Credit Obligations by Bank shall be deemed to constitute, as of the date of such Loan or incurrence of such Letter of Credit Obligations, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a confirmation by Borrower of the granting and continuance of Bank's Liens pursuant to the Collateral Documents.

     3.   REPRESENTATIONS, WARRANTIES, AND AFFIRMATIVE COVENANTS

          Borrower represents, warrants and agrees that from and after the Closing Date and until the Termination Date:

          3.1 Corporate Existence; Compliance with Law. Borrower and each of its Subsidiaries: (a) is, as of the Closing Date, and will continue to be, (i) a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect, (iii) in compliance with its articles or certificate of incorporation, as the case may be, and bylaws, and
(iv) in compliance with all Applicable Laws and for which the failure to be in compliance could reasonably be expected to have a Material Adverse Effect; and
(b) has and will continue to have (i) the requisite corporate power and authority and the legal right to own, pledge, mortgage, or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, previously, or proposed to be conducted, and
(ii) all licenses, permits, franchises, rights, powers, consents, or approvals from or by all Persons or Governmental Authorities having jurisdiction over Borrower or any of its Subsidiaries that are necessary or appropriate for the conduct of its business. As of the Closing Date, Borrower and each of its Subsidiaries has made and will continue to make all filings with any Governmental Authority that are necessary or appropriate for the conduct of its business and has given and will continue to give all notices to the extent required for the ownership and operation of its property and the conduct of its business.

          3.2 Executive Offices; Corporate or Other Names; Conduct of Business. Borrower's and each of its Subsidiaries' name as it appears in the official filings in the state of its incorporation or other organization, the type of entity of Borrower and each of its Subsidiaries (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by Borrower's and each of its Subsidiaries' state of incorporation or organization or a statement that no such number has been issued, the locations of Borrower's and each of its Subsidiaries' state of organization or incorporation, chief executive office, principal place of business, corporate offices, warehouses, other locations of Collateral and locations where all of Borrower's and each of its Subsidiaries' records with respect to Collateral are kept are as set forth in Schedule 3.2 and, except as set forth in such schedule, such locations have not changed during the preceding 12 months. During the five years preceding the Closing Date, except as set forth in Schedule 3.2, neither Borrower nor any of its Subsidiaries has been known as or conducted business in any other name. Neither Borrower nor any of its Subsidiaries shall change (a) its name, (b) the type of legal entity that it is, (c) the organizational identification number issued by the state of its organization, (d) its chief executive office, (e) its principal place of business, (f) its corporate offices, (g) its warehouses or other Collateral locations, (h) the location of its records concerning the Collateral, or (i) the jurisdiction of its organization, without such Person, in each instance, giving 30 days' prior written notice thereof to Bank and taking all actions deemed necessary or appropriate by Bank to protect and continuously perfect Bank's Liens upon the Collateral. Borrower and each of its Subsidiaries' shall have only one state of organization.

          3.3 Corporate Power; Authorization; Enforceable Obligations. The execution, delivery, and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party, and the creation, or reaffirmation, as the case may be, of all Liens provided for in this Agreement and the other Loan Documents: (a) are and will continue to be within Borrower's and each of its Subsidiaries' corporate power; (b) have been and will continue to be duly authorized by all necessary or proper corporate and shareholder action; (c) are not and will not be in contravention of any provision of Borrower's or any of its Subsidiaries' charter or bylaws; (d) do not and will not violate any Applicable Law or any order or decree of any court or Governmental Authority;
(e) do not and will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of their property is bound; (f) do not and will not result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Collateral; and (g) do not and will not require the consent or approval of any Governmental Authority or any other Person, except those specifically referred to in the Schedule of Documents (all of which will have been duly obtained, made, or complied with on or before the Closing Date). As of the Closing Date, each Loan Document shall have been executed and delivered for the benefit of or on behalf of Borrower and each of its Subsidiaries, and each such Loan Document to which it is a party shall then be and will continue to be a legal, valid, and binding obligation of Borrower and each of its Subsidiaries, enforceable against it in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting creditors' rights generally, and to general principles of equity.

          3.4 Financial Statements and Projections; Books and Records. Borrower has delivered as of the Closing Date (a) the Financial Statements for its Fiscal Year ending September 30, 2001, and the Fiscal Month ending July 28, 2002, which Financial Statements are true, correct, and complete and fairly and accurately present the financial condition of Borrower as of the date of each Financial Statement, in accordance with GAAP, and (b) the Projections, which Projections have been prepared in good faith and are based upon facts and assumptions that are reasonable under the current and foreseeable circumstances and are disclosed in the Projections.

          3.5 Material Adverse Change. Since the date of Borrower's most recently audited Financial Statements delivered to Bank: (a) neither Borrower nor any of its Subsidiaries, has incurred any obligations, contingent or non-contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the pro forma balance sheet of Borrower and that could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse deviation from the Projections delivered at or prior to the Closing Date; (c) no contract, lease, agreement, or other instrument to which Borrower has become a party or by which it or any of its properties or assets is bound or affected, and no provision of Applicable Law, has had or could reasonably be expected to have a Material Adverse Effect; (d) neither Borrower nor any of its Subsidiaries is in default, and to such Person's knowledge no third party is in default under or with respect to any material contract, agreement, lease, or other instrument to which it is a party that could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (e) no event has occurred, and Borrower will not and will not allow any of its Subsidiaries to, permit any event or events to occur, that could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.6 Ownership of Property; Liens. As of the Closing Date, the real estate listed in Schedule 3.6 constitutes all of the real property owned, leased, or used in Borrower's or its Subsidiaries' business, and Borrower and each of its Subsidiaries will not execute any material agreement or contract in respect of any real estate after the Closing Date without giving 30 days' prior written notice thereof to Bank. Borrower and each of its Subsidiaries holds and will continue to hold valid and marketable fee simple title to all of its owned real estate and valid and marketable leasehold interests in all of its leased real estate, and has rights in and the power to transfer each item of Collateral upon which it purports to grant a Lien under this Agreement, and none of the properties and assets of Borrower or any of its Subsidiaries are or will be subject to any Liens, except Permitted Liens. Borrower and each of its Subsidiaries has received and will continue to obtain all deeds, agreements, and other documents affecting real estate, and has duly effected and will duly effect all recordings and filings and take other actions necessary, in each case to establish and protect its right, title, and interest in and to all real property and other properties and assets and to perfect the interest of Bank in and to all real property and other properties and assets constituting Collateral. All material permits required to allow the real property owned or leased by Borrower and each of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are occupied and used on the Closing Date have been lawfully issued and are in full force and effect, and all such permits will be maintained. Except as otherwise set forth therein, with respect to each of the premises identified in Schedule 3.2 a landlord, mortgagee, or bailee agreement acceptable to Bank has been obtained, and Borrower shall obtain and shall cause each of its Subsidiaries to obtain a landlord's, mortgagee's, or bailee's agreement in form acceptable to Bank from any lessor or mortgagee of any premises leased or acquired after the Closing Date.

          3.7 Labor Matters. As of the Closing Date, there are no strikes or other material labor disputes against Borrower or any of its Subsidiaries that are pending or, to Borrower's knowledge, threatened. Schedule 3.7 identifies each labor dispute, collective bargaining agreement, management agreement with an executive officer, or any other material employment agreement to which Borrower or any of its Subsidiaries is a party that is in effect as of the Closing Date, and a copy of each such agreement has been made available to Bank. Promptly upon the execution of any such agreement or incurrence of such obligation after the Closing Date and until the Termination Date, Borrower shall provide and shall cause each of its Subsidiaries to provide to Bank prompt written notice of such event and a copy of such agreement. As of the Closing Date (a) there is no organizing activity involving Borrower or any of its Subsidiaries pending or, to Borrower's knowledge, threatened, planned, or contemplated by any labor union or group of employees, (b) there are no representation proceedings pending or, to Borrower's knowledge, threatened, planned, or contemplated with the National Labor Relations Board, and (c) no labor organization or group of employees of Borrower or any of its Subsidiaries has pending any demand for recognition, and

Borrower shall give to Bank prompt written notice of the occurrence of any of the foregoing after the Closing Date.

          3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. As of the Closing Date, Borrower has one operating Subsidiary (Overhill Ventures). Overhill Ventures is wholly-owned by Borrower. Schedule 3.8 sets forth, as of the Closing Date, all outstanding Stock and Indebtedness of Borrower and its Subsidiary and the holders (including affiliated holders known to Borrower or its Subsidiary) of 10% or more of the Stock of each such Person. Borrower will give Bank prompt notice of (a) each issuance of Stock or change in ownership representing a sale or issuance of 10% or more of the ownership of any of its or any of its Subsidiaries' Stock, (b) any issuance or transfer of its Stock or 10% or more of any of its Subsidiaries' Stock, and (c) the occurrence of any Change of Control. Immediately following the consummation of the Spin-Off, Treecon will not own or hold, directly or indirectly, any shares of Stock of Borrower.

          3.9 Government Regulation. Neither Borrower nor any of its Subsidiaries is (a) in violation of any Applicable Law, which violation has or could reasonably be expected to have a Material Adverse Effect, or (b) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule, or regulation of any court or Governmental Authority, in each case that has or could reasonably be expected to have a Material Adverse Effect. The making of the Loans by Bank to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, and the application of the proceeds thereof and repayment thereof will not violate any provision of any Applicable Law or any rule, regulation or order issued by the Commission binding on Borrower or its Subsidiaries.

          3.10 Margin Regulations. Borrower does not and will not own and Borrower will not permit any of its Subsidiaries to own any "margin security," as that term is defined in Regulation U of the Federal Reserve Board, and none of the proceeds of the Loans will be used directly or indirectly for (a) purchasing or carrying any margin security, (b) reducing or retiring any indebtedness that was originally incurred to purchase or carry any margin security, or (c) any purpose that might cause any of the Loans or this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board.

          3.11  Taxes.

                (a) All tax returns, reports, and statements required by any Governmental Authority to be filed by or on behalf of Borrower or any of its Subsidiaries (including filings made by the affiliated group (within the meaning of Section 1504 of the IRC) of Treecon with respect to any period during which Borrower and its Subsidiaries were part of such affiliated group) have, as of the Closing Date, been filed and will, until all Obligations have been paid or performed in full, be filed with the appropriate Governmental Authority, and all Charges and other impositions shown thereon have been and will be paid when due, subject to Section 3.11(b). Proper and accurate amounts have been and will be withheld by Borrower and each of its Subsidiaries from its respective employees for all periods in full and complete compliance with the tax, social security, and unemployment withholding provisions of all Applicable Law, and such withholdings have and will be timely paid to the respective Governmental Authorities. Except as set forth in Schedule 3.11, neither Borrower nor any of its Subsidiaries: (i) has executed or filed with any Governmental Authority, any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges; (ii) has agreed or been requested to make any adjustment in accounting method; (iii) is a party to any tax sharing agreement other than tax sharing arrangements with its Subsidiaries that are currently in effect; or (iv) is currently being audited by any Governmental Authority. Borrower will notify Bank promptly after it enters into any agreement or other document with any Governmental Authority extending, or having the effect of extending, the period for assessment or collection of any Charges. There are no assessments or, to Borrower's knowledge, threatened assessments outstanding against Borrower or any of its Subsidiaries.

                (b) Borrower and each of its Subsidiaries may contest, by proper legal actions or proceedings, the validity or amount of any Charges; provided, that at the time of commencement of any such action or proceeding: (i) adequate reserves with respect thereto are established on the books of the contesting Person in accordance with GAAP; (ii) such contest operates to suspend collection of the contested Charges and is maintained and prosecuted continuously with diligence; (iii) none of the Collateral would be subject to forfeiture or loss of Lien thereby; (iv) no Lien shall be imposed or be attempted to be imposed by any Governmental Authority for such Charges or claims during such action or proceeding; (v) the contesting Person shall promptly pay or discharge any contested Charge and shall deliver to Bank evidence acceptable to Bank of such compliance, payment, or discharge if such contest is terminated or discontinued adversely; and (vi) Bank has not advised Borrower in writing that Bank reasonably believes that nonpayment or nondischarge thereof could reasonably be expected to have a Material Adverse Effect.

          3.12  ERISA.

                (a) Schedule 3.12 lists all of Borrower's and each of its ERISA Affiliates' Plans. Borrower is and will remain and will cause each of its ERISA Affiliates to remain in compliance with (i) ERISA and (ii) all requirements of each Plan, and each Plan complies with and is administered, and will continue to be administered, in compliance with ERISA and all other Applicable Law in all respects. All required contributions have been and will continue to be made in accordance with the provisions of each of Borrower's and its ERISA Affiliates' Plans, Borrower has not engaged or will engage, nor will it permit any of its ERISA Affiliates to engage, in a "prohibited transaction," as defined in Section 4975 of the IRC or Section 406 of ERISA.

                (b) Borrower shall notify Bank immediately in writing upon the occurrence of any Reportable Event or a prohibited transaction with respect to any Plan of Borrower or any of its ERISA Affiliates, or the institution or threatened institution by the PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan, or the commencement or threatened commencement of any litigation against any Plan, its fiduciaries or its assets, or against Borrower or any of its Subsidiaries or any ERISA Affiliate in connection with any Plan.

          3.13  Litigation. As of the Closing Date, except as disclosed in
Schedule 3.13, no Claim is pending or, to Borrower's knowledge, threatened against Borrower or any of its Subsidiaries that (a) challenges any such Person's right or ability to enter into or perform any of its Obligations under the Loan Documents or the validity or enforceability of any Loan Document or any action taken thereunder or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect. Borrower shall notify Bank in writing promptly upon learning of the existence or commencement of any Claim commenced or threatened against it or any of its Subsidiaries that (y) could reasonably be expected to have a Material Adverse Effect whether or not determined adversely or (z) regardless of amount (i) includes any demand for injunctive relief, (ii) alleges criminal misconduct by Borrower or any of its Subsidiaries, or (iii) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities and Costs.

          3.14 Intellectual Property. As of the Closing Date, Borrower and each of its Subsidiaries owns or has the right to use and will own or have the right to use all Intellectual

Property necessary to continue to conduct its business as now or heretofore conducted by it, and each such item (that is registrable) of Intellectual Property is listed, together with application or registration numbers, where applicable, in Schedule 3.14. Borrower will give Bank prompt written notice of any change in the status of any of its or its Subsidiaries' Intellectual Property. Borrower conducts and will continue to conduct and will cause each of its Subsidiaries to conduct its affairs and business without infringing upon any Intellectual Property of any other Person in a manner that could reasonably be expected to have a Material Adverse Effect. Borrower shall notify Bank immediately if it (a) knows or discovers that its or any of its Subsidiaries' Intellectual Property is or may become infringed upon, misappropriated, abandoned or diluted by a third party in a manner that could reasonably be expected to have a Material Adverse Effect, or (b) becomes aware of any other adverse determination or development that could reasonably be expected to have a Material Adverse Effect.

          3.15 Full Disclosure. No information contained in the Loan Documents, the Financial Statements, or any written statement furnished by or on behalf of Borrower under this Agreement or to induce Bank to execute the Loan Documents contains any untrue statement of a material fact or, to Borrower's knowledge, omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Borrower has provided Bank and will continue to provide Bank with a true, complete, and correct copy of each material contract executed by Borrower and each of its Subsidiaries.

          3.16 Hazardous Materials. As of the Closing Date, Schedule 3.16 discloses any contamination of any Subject Property known to Borrower resulting from any Hazardous Materials and any existing or potential environmental liabilities of Borrower and each of its Subsidiaries known to Borrower that could result in Environmental Liabilities and Costs, and, in each case, that could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, neither Borrower nor any of its Subsidiaries has caused or, to the knowledge of Borrower, suffered, or will cause, permit, or, to the knowledge of Borrower, suffer to occur, any Release at, under, above, or within any Subject Property, or the presence, use, generation, manufacture, installation, or storage of any Hazardous Materials on, under, in, or about any Subject Property, or the transportation of any Hazardous Materials to or from any Subject Property, in each case that could reasonably be expected to have a Material Adverse Effect, except to the extent such use, generation, manufacture, installation, storage, or transportation is conducted in compliance with all Environmental Laws and Environmental Permits. Borrower shall: (a) comply and shall cause each of its Subsidiaries to comply with all applicable Environmental Laws and Environmental Permits; (b) notify Bank in writing within seven days if and when it becomes aware of any incident or ongoing case of non-compliance with Environmental Laws or any past or present Release upon any Subject Property; (c) promptly forward to Bank a copy of any written document or communication received by it or any of its Subsidiaries in connection with any such Release or any other matter relating to Environmental Laws that may affect Borrower or any of its Subsidiaries; and (d) promptly notify Bank in writing of any Environmental Liabilities and Costs that could reasonably be expected to have a Material Adverse Effect. Borrower is not and will not become, nor will it permit any of its Subsidiaries to become, involved in operations that could lead to the imposition of Environmental Liabilities or Costs other than Environmental Liabilities or Costs that could not reasonably be expected to have a Material Adverse Effect, and no sub-tenant of such Person is permitted, or will be permitted, to engage in any such activity.

          3.17 Insurance. Schedule 3.17 lists all insurance of any nature maintained for current occurrences by Borrower and each of its Subsidiaries, as well as a summary of the terms of such insurance. Borrower shall deliver to Bank endorsements to all of its and its Subsidiaries'

(a) "All Risk" and business interruption insurance policies naming Bank as a loss payee, and (b) general liability and other liability policies naming Bank as an additional insured. All policies of insurance on real and personal property will include an endorsement (Form 438 BFU or equivalent), in form and substance acceptable to Bank, showing loss payable to Bank and extra expense and business interruption endorsements. Each such endorsement, or an independent instrument furnished to Bank, will provide that the insurer will give at least 30 days' prior written notice to Bank before any such policy or policies of insurance shall be altered or cancelled and that no act or default of Borrower or any other Person shall affect the right of Bank to recover under such policy or policies of insurance in case of loss or damage. Borrower hereby directs all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Bank. Bank acknowledges that, based on its current understanding of Borrower's current risk profile, Borrower's insurance coverage in existence on the Closing Date is satisfactory based on Borrower's current operations. If the nature of the business of Borrower or its Subsidiaries becomes subject to additional insurable risks at any time, then Bank shall the right at such time to require additional forms and limits of insurance to adequately protect Bank's interests in accordance with Bank's normal practices for similarly-situated borrowers, and if the circumstances warrant, in Bank's sole discretion.

          3.18 Accounts. Borrower represents and warrants that, with respect to each Account of Borrower:

                (a) except as specifically disclosed in the most recent Schedule of Accounts delivered to Bank: (i) such Account arises out of a bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and is not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no known setoffs, claims, or disputes existing or asserted with respect thereto, and Borrower has not agreed and will not agree with the applicable Account Debtor without Bank's consent to (A) any deduction therefrom, (B) any extension of time for the payment thereof, (C) any compromise or settlement for less than the full amount thereof, or (D) any release, in whole or in part, of any Person liable therefor, except as to all of the foregoing deductions, extensions, compromises, settlements, or releases allowed by Borrower in the ordinary course of its business and disclosed to Bank; provided, that the aggregate amount of such deductions, extensions, compromises, settlements, or releases shall not exceed $10,000 in any Fiscal Month; (iii) there are no facts, events, or occurrences that Borrower knows or should know that in any way impair the validity, collectibility, or enforceability thereof or tend to reduce the amount payable thereunder as reflected on the invoices, statements, and Schedules of Accounts delivered to Bank with respect thereto, or that might result in any material adverse change in the financial condition of the applicable Account Debtor or the collectibility thereof; and (iv) Borrower has no knowledge that the applicable Account Debtor is unable generally to pay its debts as they become due;

                (b) the amounts reflected on all records, invoices, statements, and Schedules of Accounts with respect thereto (i) to the knowledge of Borrower, are actually and absolutely owing to Borrower as indicated thereon and (ii) are not in any way contingent;

                (c) (i) as of such date, no payments have been made on such Account, and (ii) no payment shall be made on such Account except payments in accordance with the provisions of Section 3.23; and

                (d) to the best of Borrower's knowledge, the applicable Account Debtor has the capacity to contract.

          3.19 Inventory. Borrower represents and warrants that, with respect to all

Inventory of Borrower, (a) such Inventory (i) is, and will continue to be, located at one of the locations set forth on Schedule 3.2 or (ii) is being shipped directly (A) to a customer of Borrower and such Inventory is scheduled to arrive at its destination within 15 days after shipment or (B) between two of the locations set forth on Schedule 3.2, (b) such Inventory has not been consigned to any Person, (c) such Inventory has been and will be produced in compliance with all Applicable Laws, including the minimum wage and overtime pay provisions of the Fair Labor Standards Act, (d) Borrower has good, indefeasible, and merchantable title to such Inventory and such Inventory is not subject to any Lien or document whatsoever except for Liens in favor of Bank and other Permitted Liens, (e) except for Inventory that is manufactured by Borrower pursuant to confidential specifications for particular customers of Borrower and that is subject to certain restrictions on the sale or disposition thereof that have been disclosed to Bank and have been consented to by Bank (which consent may be subject to terms and conditions satisfactory to Bank, including the treatment of such Inventory as ineligible Inventory for the purpose of the calculation of the Borrowing Base), such Inventory is not subject to any licensing, patent, royalty, trademark, trade name, or copyright agreements with any third parties that would require any consent of any third party upon sale or disposition thereof or the payment of any monies to any third party upon any such sale or other disposition, and (f) the completion of manufacture, sale, or other disposition of such Inventory by Bank following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Borrower is a party or to which any of its property is subject.

          3.20 Payment of Obligations. Borrower will and will cause each of its Subsidiaries to: (a) pay and discharge or cause to be paid and discharged all Obligations in a timely manner; and (b) (i) pay and discharge, or cause to be paid and discharged, its Indebtedness in the ordinary course of business, (ii) subject to Section 3.11(b), pay and discharge, or cause to be paid and discharged promptly, all Charges, and (iii) pay all lawful claims for labor, materials, supplies, and services or otherwise, before any thereof shall become in default.

          3.21 Conduct of Business. Borrower shall and shall cause each of its Subsidiaries to: (a) conduct its business substantially as now conducted or as otherwise permitted hereunder and (b) at all times maintain, preserve, and protect all of the Collateral and its other property in use or useful in the conduct of its business and keep the same in good repair, working order, and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements, and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          3.22  Further Assurances; Schedule Supplements; Other Matters.

                (a) At any time and from time to time, upon the written request of Bank and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Bank may reasonably request to obtain the full benefits of this Agreement and to protect, preserve and maintain Bank's rights in the Collateral and under this Agreement, including (A) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Bank of any License or Contract held by Borrower and to enforce the Liens granted hereunder, and (B) filing any financing or continuation statements under the UCC with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions. On each anniversary of the Closing Date (or as often as Bank may require upon the occurrence and continuation of a Default or an Event of Default), Borrower will supplement each schedule to this Agreement with respect to any matter hereafter arising that, if existing or occurring as of the Closing Date, would have been required to be set forth or described in such Schedule; provided, that such supplement shall not be deemed to be an amendment thereof unless expressly consented to in writing by Bank.

                (b) Borrower shall, in accordance with the terms hereunder, obtain or use its best efforts to obtain waivers or subordinations of Liens from landlords and mortgages, and shall in all instances obtain signed acknowledgments of Bank's Liens from bailees having possession of any of Borrower's Goods.

                (c) If not waived by Bank in writing (which waiver may be revoked), Borrower and each of its Subsidiaries shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for Borrower or any of its Subsidiaries.

                (d) Borrower and each of its Subsidiaries shall obtain a blocked account, lockbox or similar agreement with each bank or financial institution (other than Bank) holding a Deposit Account for Borrower or any of its Subsidiaries.

                (e) Borrower or any of its Subsidiaries that is or becomes the beneficiary of a letter of credit shall promptly, and in any event within two
(2) Business Days after becoming a beneficiary, notify Bank thereof and enter into a tri-party agreement with Bank and the issuer and/or confirmation bank with respect to Letter of Credit Rights assigning such Letter of Credit Rights to Bank and directing all payments thereunder to the Collection Account.

                (f) Borrower and each of its Subsidiaries shall take all steps necessary to grant Bank control of all electronic chattel paper in accordance with the UCC and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

          3.23  Collections and Proceeds of Collateral.

                (a) All proceeds of the Collateral shall be deposited into a Collection Account or the Control Account, as applicable. If Borrower or any of its Subsidiaries receives any payments on account of such Person's Accounts or any other Collateral, then Borrower shall hold or cause its Subsidiaries to hold such payments in trust for Bank and shall deposit or cause its Subsidiaries to deposit promptly, and in any event no later than the first Business Day after the date of receipt thereof, all such payments into a Collection Account or the Control Account, as applicable. All amounts deposited into a Collection Account or the Control Account shall immediately become the property of Bank subject to application in accordance with Section 3.23.

                (b) Borrower shall maintain a Disbursement Account in its name at Bank into which Bank shall, from time to time, deposit proceeds of Revolving Loans made to Borrower pursuant to Section 1.1 for use by Borrower solely in accordance with the provisions of Section 1.14.

                (c) Bank shall apply any amount that is deposited into the Control Account in immediately available funds against the Obligations in the manner provided for in Section 1.13; provided, that so long as no Event of Default has occurred and is continuing, (i) no money on deposit in the Control Account shall be applied against any LIBOR Loan if such application would constitute a prepayment of such LIBOR Loan prior to its Payment Date and such funds shall be retained in the Control Account until the earlier of (A) the Payment Date for such

LIBOR Loan and (B) the next Business Day on which additional Obligations arise, at which time such amount shall be applied to such LIBOR Loan or such Obligations, as the case may be, in the manner provided in this Agreement, and
(ii) if (A) Borrower has repaid all Reference Rate Loans and LIBOR Loans for which a LIBOR Loan Period has expired and (B) any funds are being transferred to the Control Account in accordance with this Section 3.23, then, at Borrower's request made pursuant to a written notice delivered by Borrower to Bank, such funds may be transferred to the Disbursement Account or another bank account at Bank designated by Borrower. For purposes of calculating interest and the Unused Line Fee, all collections and other proceeds of Collateral will be deemed to be received by Bank one day after Bank's receipt of immediately available funds therefor.

                (d) Borrower shall not maintain any deposit, checking, disbursement, operating, or other bank accounts except for those identified in
Schedule 3.23. So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 3.23 to add or replace a Collection Account or Disbursement Account if: (i) Bank has consented to the opening of such account and the bank at which such account is to be maintained is satisfactory to Bank in its sole discretion; and (ii) Borrower and the bank at which such account is to be maintained have executed and delivered to Bank a tri-party blocked or pledged account agreement in form and substance satisfactory to Bank in its sole discretion.

          3.24 Financial Covenants. Borrower shall perform, comply with and observe the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

                (a) Minimum Tangible Net Worth. Tangible Net Worth at any time on or after the Closing Date shall not be less than $13,000,000.

                (b)  Minimum Fixed Charge Coverage Ratio. For each of the four
(4) consecutive Fiscal Quarter periods listed in the table below, the Fixed Charge Coverage Ratio shall not be less than the ratio set forth opposite such period in the table:

                   Four (4) Consecutive Fiscal     Minimum Fixed Charge
                    Quarter Period Ending in          Coverage Ratio
                --------------------------------------------------------
                 September 2002                            1.00

                (c) Maximum Capital Expenditures. Borrower shall not make aggregate Capital Expenditures (other than Capital Expenditures financed through the incurrence of Indebtedness (excluding Revolving Loans)) in (i) any Fiscal Quarter in excess of $400,000 or (ii) any Fiscal Year in excess of $1,200,000.

          3.25 Solvency. Both before and after giving effect to: (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred; (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower; and (c) the payment and accrual of all transaction costs in connection with the foregoing, Borrower is and will be Solvent.

          3.26 Subordinated Debt. Borrower has delivered to Bank a complete and correct copy of the Subordinated Debt Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Borrower had and continues to have the corporate power and authority to incur the Indebtedness evidenced by the Subordinated Debt Documents. To Borrower's knowledge, the subordination provisions of the Subordinated Debt Documents are enforceable against the holder of the Subordinated Note by Bank. To Borrower's knowledge, all Obligations, including the Obligations to pay principal of and interest on the Loans, constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Intercreditor Agreement and the Subordinated Debt Documents. To Borrower's knowledge, the principal of and interest on the Revolving Note, all Letter of Credit Obligations and all other Obligations will constitute "senior debt" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Subordinated Debt. Borrower acknowledges that Bank is entering into this Agreement in reliance upon the subordination provisions of the Intercreditor Agreement and the Subordinated Debt Documents and this Section 3.26.

          3.27 Compliance with the Packers Acts. Borrower has promptly paid trade payables with respect to Inventory of Borrower subject to any lien or trust arising under any state producers' lien statute or any of the other Packers Acts and is in compliance with all applicable provisions of the Packers Acts and for which the failure to be in compliance could reasonably be expected to have a Material Adverse Effect, and no claims have been made by or against Borrower in connection therewith that have not been or will not be promptly reimbursed by Borrower, subject to Borrower's right to contest such claims in accordance with Section 3.11(b). Borrower shall notify Bank of any Liens asserted with respect to contracts or sales arrangements entered into by Borrower for the purchase of Farm Products that are the subject of the Packers Acts.

          3.28 Tax-Free Spin-Off.

               (a) Pursuant to Section 355(c) of the IRC, Treecon will recognize no gain in connection with the distribution of the common shares by Treecon in the Spin-Off.

               (b) Treecon will distribute no property in the Spin-Off other than qualified property within the meaning of Section 355(c)(2)(B) of the IRC.

               (c) None of the common stock distributed by Treecon in the Spin-Off will be treated as other property pursuant to Section 355(a)(3)(B) of the IRC, and the common stock does not constitute non-qualified preferred stock as defined in Section 351(g)(2) of the IRC.

               (d) [To the best knowledge of Borrower,] none of the common stock distributed by Treecon in the Spin-Off will be distributed in a disqualified distribution within the meaning of Section 355(d)(2) of the IRC. [TO CONFORM TO LLCP SPA]

               (e)    There is no plan or arrangement within the meaning of
Section 355(e) of the IRC pursuant to which one or more persons will acquire stock representing a fifty percent (50%) or greater interest in either Treecon or Borrower.

               (f) There is no excess loss account with respect to the capital stock of Borrower or any of its Subsidiaries [other than an excess loss account that (i) could have or reasonably be expected to have a Material Adverse Effect or (ii) effects the tax free nature of the Spin-Off]. [TO CONFORM TO LLCP SPA]

               (g) For two years preceding the effective date of the Spin-Off, no Person or Persons have acquired an interest in Treecon that will result in one or more persons acquiring stock representing a 50% or greater interest in Borrower or Treecon as a result of the Spin-Off.

               (h) Neither the Spin-Off, nor any revisions to compensation arrangements effected in connection with the Spin-Off will result in any liability of Borrower (including any liability for an indemnity pursuant to any employment arrangement) as a result of the application of Section 280G of the IRC or any disallowance of the deduction of any compensation expense as a result of the application of Section 162(m) of the IRC.

          3.29 Corporate Separateness.

               (a) Customary formalities regarding the corporate existence of Borrower have at all times since its formation been, and such customary formalities will continue to be, observed.

               (b) Borrower has at all times since its formation accurately maintained in all material respects, and will continue to accurately maintain, its financial statements, accounting records and other corporate documents separate from those of Treecon and the other Subsidiaries of Treecon and any other Person. Borrower has not at any time since its formation commingled, and will not commingle, its assets with those of Treecon or any other Subsidiary of Treecon, any of its other Affiliates or any other Person. Borrower has at all times since its formation accurately maintained in all material respects, and will continue to accurately maintain, its own bank accounts and separate books of account. Treecon has not at any time, and will not, commingle any of its assets with those of Borrower or any other entity.

               (c) Borrower has at all times since its formation paid, and will continue to pay, its own liabilities from its own separate assets. Treecon has at all times since Borrower's formation paid, and will continue to pay, its own liabilities from its own separate assets (it being understood that to the extent any funds in any material amount were previously loaned or advanced by Borrower to Treecon, such funds were properly recorded on the books of Treecon as an asset of Treecon and on the books of Borrower as an intercompany receivable owing from Treecon).

               (d) Borrower has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public under its own corporate or trade names and as a separate and distinct entity. Borrower has not at any time since its formation identified itself, and will not identify itself, as being a division or a part of Treecon (other than as a Subsidiary of Treecon) or of any other Person. Treecon has not at any time identified Borrower, and will not identify Borrower, as being a division or part of Treecon (other than as a Subsidiary of Treecon) or any of other Person but only as a separate and distinct entity.

               (e) To the best knowledge of Borrower and each Guarantor, Borrower has at all times since its formation been adequately capitalized in light of the nature of its business. Borrower will continue to be adequately capitalized in light of the nature of its business.

               (f) Borrower has not at any time since its formation assumed or guaranteed any material liabilities of Treecon (or any predecessor entity) or any other Person (other than Overhill Ventures). Borrower has not at any time since its formation acquired any securities or other obligations of Treecon (or any predecessor entity).

          3.30 AMEX Listing. Borrower has filed with the Commission all documents (including the Form 10 Registration Statement) that have been required to be filed by it with the Commission and AMEX. Schedule 3.30 sets forth a list of all documents filed by Borrower or Treecon with the Commission or AMEX in connection with the Spin-Off and the respective dates of filing of each such document. Borrower shall use its best efforts to maintain at all times the listing of its common stock on AMEX or, if Borrower elects, to maintain a listing of its common stock on any other national securities exchange.

     4.   NEGATIVE COVENANTS

          Borrower covenants and agrees (for itself and each of its Subsidiaries) that, without Bank's prior written consent, from the Closing Date until the Termination Date, Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, by operation of law or otherwise:

               (a) merge with, consolidate with, acquire all or substantially all of the assets or capital Stock of, or otherwise combine with, any Person or form any Subsidiary, except that (i) any Subsidiary of Borrower may merge or consolidate with Borrower or another Subsidiary of Borrower (so long as Borrower is the surviving corporation from any such transaction) and (ii) Borrower or any Subsidiary of Borrower may acquire all or substantially all of the assets or capital Stock of another Subsidiary of Borrower;

               (b) except as otherwise permitted in this Section 4, make any investment in, or make or accrue loans or advances of money to, any of its Subsidiaries, Affiliates or any other Person; provided, that Borrower may make an advance up to $700,000 to Treecon on or before September 30, 2002, which advance shall be used to pay costs incurred by Treecon in connection with the Spin-Off;

               (c) create, incur, assume, or permit to exist any Indebtedness, except (i) the Obligations, (ii) Indebtedness incurred in the ordinary course of its business, (iii) Indebtedness of up to $500,000 outstanding at any time for Capital Expenditures secured by purchase money Liens permitted in clause (d) in the definition of "Permitted Liens," (iv) deferred taxes, (v) either (A) Borrower's obligations to LLCP evidenced by the Subordinated Debt Documents or (B) obligations of Borrower arising out of a Permitted Subordinated Note Refinancing, (vi) Subordinated Debt (other than as described in clause (v) above), (vii) other Indebtedness set forth in Schedule 4(c), and (viii) as otherwise permitted in this Section 4;

               (d) enter into any lending, borrowing or other commercial transaction with any of its officers or directors or other Affiliates or any of its Subsidiaries (including upstreaming and downstreaming of cash and intercompany advances), except (i) loans or advances to officers or employees under special circumstances in an amount not to exceed (A) $25,000 to any officer or employee and (B) $100,000 in the aggregate at any one time, (ii) advances of funds to Borrower's officers or employees for business-related travel or other expenses in the ordinary course of Borrower's business, (iii) payments permitted by Section 4(l), (iv) payments made by Mr. Walter Serrano to Overhill Ventures pursuant to the Promissory Note made by Mr. Serrano to the order of Overhill Ventures dated as of October 23, 1999, and (v) loans or advances made in accordance with the terms of the Officer Notes;

               (e) make any changes in any of its business objectives, purposes, or operations that could have or reasonably be expected to have a Material Adverse Effect;

               (f) amend its articles or certificate of incorporation, as the case may be, or bylaws;

               (g) incur any Guaranteed Indebtedness except (i) by endorsement of Instruments or items of payment for deposit to the general account of Borrower and (ii) for Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement;

               (h) create or permit any Lien on any of its properties or assets, except for the Liens set forth in Schedule 4(h) and other Permitted Liens;

               (i) sell, license, transfer, convey, assign, or otherwise dispose of any its assets or properties, including its Accounts; provided, that the foregoing shall not prohibit the sale of Inventory or obsolete or unnecessary Equipment or real estate in the ordinary course of its business;

               (j) take any action or omit to take any action, which act or omission would constitute a material default or an event of default pursuant to, or noncompliance with, any contract, lease, mortgage, deed of trust, or Instrument or any document creating a Lien to which it is a party or by which it or any of its property is bound;

               (k) (i) cancel any Indebtedness owing to it except for reasonable consideration and in the ordinary course of its business or (ii) prepay any Indebtedness owing by it to any other Person; provided, that Borrower may prepay (A) Subordinated Debt owing to LLCP pursuant to a Permitted Subordinated Debt Refinancing or (B) Indebtedness of less than $250,000 so long as no Default or Event of Default has occurred and is continuing at the time of any such prepayment or would result after giving effect to any such prepayment;

               (l) make or permit any Restricted Payment other than dividends to Borrower by Overhill Ventures; provided, that no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such dividend under this Section 4(l);

               (m) (i) voluntarily terminate any Plan so as to result in liability of Borrower to PBGC, (ii) enter into any "Prohibited Transaction" (as defined in ERISA) involving any Plan that could result in liability of Borrower to PBGC, (iii) cause an occurrence of any Reportable Event that could result in liability of Borrower to PBGC, or (iv) allow or suffer to exist any other event or condition known to Borrower that could result in liability of Borrower to PBGC;

               (n) engage in any business other than that presently engaged in by it;

               (o) change its corporate name, its federal employer identification number (or obtain additional numbers), the timing of its Fiscal Year or the location of its chief executive office or principal place of business; or

               (p) reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the Closing Date without the prior written consent of Bank.

     5.   FINANCIAL REPORTS

          5.1 Reports and Notices. Borrower represents, warrants, and agrees that, from and after the Closing Date until the Termination Date, Borrower shall deliver to Bank, or cause to be delivered to Bank (with a copy of the same delivered electronically to any third party engaged by Bank to analyze or audit the same):

               (a) if requested by Bank, copies of sales journals or invoices, customer's purchase orders or the equivalent, and shipping or delivery receipts for all Inventory sold, and a report summarizing dilution of Borrower's Accounts, each of which shall be prepared for the immediately preceding Business Day;

               (b) On Wednesday of each week (to be furnished by facsimile transmission), a package of information with respect to the prior week (the "Weekly Reporting Package"), including: (i) the weekly internal sales report of Borrower and its Subsidiaries; (ii) the consolidated Accounts of Borrower and its Subsidiaries as of the end of such prior week; (iii) the Accounts that are then outstanding 90 days past the invoice date as of the end of such prior week;
(iv) the consolidated accounts payable aging report for Borrower and its Subsidiaries as of the end of such prior week; (v) the Borrowing Base Certificate; and (vi) any additional information mutually agreed upon by Borrower and Bank;

               (c) as frequently as Bank may request and in any event no later than 30 days following the end of each Fiscal Month, each of the following, certified by Borrower, in each case in form and substance acceptable to Bank and prepared as of the last day of such Fiscal Month:

                      (i) a monthly summary report that rolls forward activity in the Accounts of Borrower, certified by Borrower (each such report, a "Monthly Summary Report");

                      (ii) a schedule of Accounts that provides a detailed Accounts aging, a summary of Accounts, and a calculation of the Dilution of Borrower's Accounts (each such schedule, a "Schedule of Accounts"); and

                      (iii) a schedule of Inventory, certified by Borrower, specifying the value of Borrower's Inventory valued at the lower of cost (determined on a first-in, first-out basis) or wholesale market value, by location and type with a supporting perpetual Inventory report, and further specifying in-transit Inventory (enclosing copies of supporting documentation such as bills of lading) and any other information that Bank may request (each such schedule, a "Schedule of Inventory"), together with all stock status reports;

               (d) as soon as practicable and in any event within (I) 30 days following the end of each Fiscal Month (other than the end of any Fiscal Month that is also the end of a Fiscal Quarter) or (II) 45 days after the end of any Fiscal Month that is also the end of a Fiscal Quarter, each of the following:

                      (i) the Financial Statements for such Fiscal Month, which Financial Statements shall provide comparisons to budget and actual results for the corresponding period during the prior Fiscal Year, both on a monthly and year-to-date basis;

                      (ii) a certification by the Chief Executive Officer or Chief Financial Officer of Borrower that such Financial Statements are complete and correct and are prepared in accordance with GAAP (subject to the inclusion of footnotes and changes resulting from normal year-end audit adjustments) and that no Default or Event of Default has occurred and is continuing (or specifying those Defaults or Events of Default that have occurred and are continuing of which he was aware); and

                      (iii) a Compliance Certificate in respect of each of the financial covenants set forth in Section 3.24 tested on a monthly (or, as applicable, quarterly or annual) basis;

               (e) as soon as practicable and in any event within 90 days following the close of each Fiscal Year (as such number of days may be extended for an additional 15 days for such Fiscal Year if Borrower delivers to Bank in draft form, not later than 90 days after the end of such Fiscal Year, copies of the draft audited Financial Statements, including the notes thereto, required to be furnished to Bank under this clause (e)), the Financial Statements for such Fiscal Year certified without qualification in any respect by an independent certified accounting firm acceptable to Bank, which Financial Statements shall provide comparisons to budget and actual results for the prior Fiscal Year, both on a monthly and annual basis, accompanied by each of the following:

                    (i) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants set forth in Section 3.24; and

                    (ii)  any management letter that may be issued;

               (f) not less than 30 days prior to the close of each Fiscal Year, board-approved projections for the next succeeding Fiscal Year showing forecasted monthly income statement, balance sheet, cash flow statement, and Borrowing Availability, in each case prepared in a manner consistent with Borrower's historical financial statements and GAAP, together with appropriate supporting details and a statement of underlying assumptions;

               (g) as frequently as Bank may request, a certification by the chief executive officer or chief financial officer of Borrower to each of the following matters:

                    (i) that all salaries and wages of Borrower's employees have been paid through the most recent payroll date;

                    (ii) specifying any wage claims that have been filed against Borrower by employees or former employees of Borrower since the previous certification; and

                    (iii) that all Inventory has been and will be produced in compliance with Applicable Law, including the minimum wage and overtime pay provisions of the Fair Labor Standards Act;

               (h) promptly upon receipt thereof, copies of all final reports, if any, submitted to Borrower by its independent certified public accountants in connection with any annual or interim audit of Borrower;

               (i) not less frequently than once during each 120 day period, each of Borrower and each of its Subsidiaries shall, unless Bank shall otherwise consent, provide to Bank a certificate of good standing from its state of organization;

               (j) upon Bank's request, a customer list specifying the address and telephone number of each of Borrower's Account Debtors;

               (k) as soon as practicable and in any event within 10 Business Days thereafter, notice to Bank of Borrower's acquisition of or agreement to acquire, whether by purchase, lease, or otherwise, any tangible property in excess of $250,000, other than purchases of Inventory in the ordinary course of business;

               (l) promptly after the sending thereof, copies of all financial statements, reports and other information that Borrower or any of its Subsidiaries sends to any holder of its Indebtedness (including LLCP) or its securities, including (i) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any Subsidiary of Borrower with any securities exchange or with the Commission or any governmental or private regulatory authority or (ii) all press releases and other statements made available by Borrower or any of its Subsidiaries to the public concerning material changes or developments in the business of any Person;

               (m) within 10 Business Days after filing with the appropriate Governmental Authority, copies of Borrower's annual federal and state income tax returns;

               (n) promptly after (and in any event, within one Business Day) any officer of Borrower has actual knowledge (i) of any condition or event that constitutes a Default or an Event of Default, or becoming aware that Bank has given any written notice with respect to a claimed Default or Event of Default,
(ii) that any Person (including any landlord under any real property lease) has given any written notice to Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default, or (iii) of any condition or event that has or could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the value of, or Bank's interest in, the Collateral, Borrower shall deliver to Bank a certificate specifying (A) the nature and period of existence of any such claimed default, Default, Event of Default, condition, or event, (B) the notice given or action taken by such Person in connection therewith, and (C) the remedial action that Borrower has taken, is taking, and proposes to take with respect thereto;

               (o) promptly (and in any event not later than five days) after the issuance of any Compliance Report, or series of Compliance Reports, that could reasonably be expected to have a Material Adverse Effect, a copy (or copies) of such report or reports (or written summaries of any oral determination(s)); and

               (p) such other information respecting the business, financial condition, prospects, or projections of Borrower or any of its Affiliates as Bank reasonably may request from time to time.

          5.2 Other Reports. Borrower shall notify Bank promptly of any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline. Borrower shall, upon the request of Bank, furnish to Bank such other reports in connection with the affairs, business, financial condition, operations, prospects, or management of Borrower or any of its Subsidiaries or the Collateral as Bank may request, all in reasonable detail, and Borrower shall advise Bank promptly, in reasonable detail, of: (a) any Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral; (b) any material change in the composition of the Collateral; and (c) the occurrence of any other event that could reasonably be expected to have a Material Adverse Effect.

          5.3 SEC Documents. Borrower shall timely file with the Commission and provide Bank, within five (5) days after the filing thereof, copies of all SEC Documents that are required to be filed by U.S. corporations that are subject to the reporting requirements of the Securities Exchange Act. In addition, Borrower shall timely file with AMEX (or any other national securities exchange) and provide Bank, within five (5) days after the filing thereof, copies of all SEC Documents required to be filed therewith. Each SEC Document to be filed by Borrower, when filed with the Commission or AMEX (or on any other national securities exchange), as the case may be, will comply with all applicable requirements of the Securities Act, the Securities Exchange Act or AMEX (or other national securities exchange) rules, as the case may be, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Borrower and its Subsidiaries to be included in each SEC Document will comply as to form, as of the date of its filing with the Commission, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, will be prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the Commission) and will fairly present the consolidated financial position of Borrower and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments consistent with past practices and consistently applied).

     6.   CREATION OF SECURITY INTEREST

          6.1  Grant of Security Interest.

               (a) Each of Borrower and Overhill Ventures hereby reaffirms its grant of, and further grants to, Bank a Lien upon all of its right, title, and interest in the Collateral to secure the prompt and complete payment and performance of the Obligations.

               (b) Each of Borrower and each of its Subsidiaries represents, warrants, and agrees as follows: (i) upon and as a result of the filing by Bank of appropriate financing statements in the jurisdictions listed in Schedule 6.1, Bank's Liens in the Collateral are and will be fully perfected Liens on all Collateral with respect to which Liens can be perfected by filing, which Liens are and will, until the Termination Date, be enforceable as first priority, fully perfected Liens as against all other creditors of, and purchasers from, Borrower and each of its Subsidiaries (other than purchasers and lessees of Inventory in the ordinary course of business and the non-exclusive licensees of General Intangibles in the ordinary course of business); (ii) upon the filing by Bank of appropriate financing statements as aforesaid, all action necessary or desirable to protect and perfect such Liens in favor of Bank in all of the Collateral has been duly taken as to all Collateral with respect to which Liens can be perfected by filing; (iii) except for Permitted Liens on Collateral, Borrower (and any of its Subsidiaries granting a Lien in Collateral) is and has rights in and the power to transfer each such item of the Collateral (other than consigned goods specifically identified in Schedule 6.1), free and clear of any and all other Liens except for Liens in favor of Bank; and (iv) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument, or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those filed by Borrower (and any of its Subsidiaries granting a Lien to Bank in the Collateral) in favor of Bank pursuant to the Loan Documents, and those relating to other Permitted Liens. Each of Borrower and each of its Subsidiaries shall defend the right, title and interest of Bank in and to the Collateral against the claims and demands of all Persons, and shall take such actions, including (i) all actions necessary to grant Bank "control" of any Investment Property, Deposit Accounts, Letter of Credit Rights or electronic Chattel Paper owned by Borrower and each of its Subsidiaries granting a Lien in Collateral, with any agreements establishing control to be in form and substance satisfactory to Bank, (ii) the delivery to Bank of all original Instruments, Chattel Paper, and certificated Stock owned by Borrower and each of its Subsidiaries granting a Lien in Collateral (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after Borrower receives same, (iii) notification of Bank's interest in Collateral at Bank's request, and (iv) the institution of litigation against third parties, as shall be prudent in order to protect and preserve Borrower's, such Subsidiaries', and Bank's respective and several interests in the Collateral. Borrower (and any of its Subsidiaries granting a Lien in Collateral) shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents. If Borrower or any of its Subsidiaries retains possession of any Chattel Paper or Instruments with Bank's consent, then such Chattel Paper and Instruments shall be marked with the following legend:
"THIS WRITING AND THE OBLIGATIONS EVIDENCED OR SECURED HEREBY ARE SUBJECT TO THE LIEN OF UNION BANK OF CALIFORNIA, N.A." Borrower and each of its Subsidiaries granting a Lien in Collateral shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Bank of any Commercial Tort Claim acquired by it and unless otherwise consented by Bank, Borrower (and any applicable Subsidiary) shall enter into an amendment or other supplement to this Agreement (and the Loan Documents) granting to Bank a Lien in such Commercial Tort Claim.

          6.2  Bank's Rights.

               (a) Bank may, at any time in Bank's own name or in the name of Borrower, (i) communicate with Account Debtors of Borrower or any of its Subsidiaries, parties to Contracts of Borrower or any of its Subsidiaries, and obligors in respect of Instruments or Chattel Paper of Borrower or any of its Subsidiaries or other Collateral to verify to Bank's satisfaction the existence, amount, and terms of any such Accounts, Contracts, Instruments, Chattel Paper, or other Collateral, and (ii) at any time after the occurrence and during the continuance of a Default or an Event of Default (or if any rights of set-off (other than set-off against an Account arising under the Contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), and without prior notice to Borrower, notify such Account Debtors, other Persons obligated on the Collateral that Bank has a security interest therein, and that payments shall be made directly to Bank. Upon the request of Bank, Borrower shall so notify such Account Debtors and other Persons obligated on the Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, Borrower shall not give any contrary instructions to such Account Debtor or other Persons without Bank's prior written consent.

               (b) It is expressly agreed by each of Borrower and each of its Subsidiaries that such Person shall remain liable under each of its Contracts and Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Bank shall have no obligation or liability whatsoever to any other Person under any such Contract or License (between Borrower or any of its Subsidiaries and any Person other than Bank) by reason of or arising out of the execution, delivery, or performance of this Agreement, and Bank shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Borrower or any of its Subsidiaries thereunder, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any such Contract or License.

               (c) Each of Borrower and each of its Subsidiaries shall, with respect to each of its owned, leased, or controlled properties or facilities, during normal business hours and upon reasonable advance notice (unless an Event of Default has occurred and is continuing, in which event no notice shall be required and Bank shall have access at any and all times): (i) provide access to such facilities or properties to Bank and any of its officers, employees, and agents, as frequently as Bank determines to be appropriate; (ii) permit Bank and any of its officers, employees, and agents to inspect, audit, and make extracts from all of such Person's Books and Records; and (iii) permit Bank to inspect, review, evaluate, and make physical verifications and appraisals of such Person's Inventory, Equipment and other Collateral in any manner and through any medium that Bank considers advisable, and each of Borrower and each of its Subsidiaries shall provide to Bank, at Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with respect thereto. Each of Borrower and each of its Subsidiaries shall make available to Bank and its counsel, as quickly as practicable under the circumstances, originals or copies of all of such Person's

Books and Records and any other instruments and documents that Bank may request. Each of Borrower and each of its Subsidiaries shall deliver any document or instrument reasonably necessary for Bank, as it may from time to time request, to obtain records from any service bureau or other Person that maintains records for Borrower or any of its Subsidiaries.

               (d) Upon the occurrence and during the continuance of an Event of Default, Borrower, at its own expense, shall cause its independent certified public accountants to prepare and deliver to Bank at any time and from time to time, promptly upon Bank's request: (i) a reconciliation of all of its and its Subsidiaries' Accounts; (ii) an aging of all such Accounts; (iii) trial balances; and (iv) test verifications of such Accounts as Bank may request. Borrower, at its own expense, shall cause its independent certified public accountants to deliver to Bank the results of (A) any physical verifications of all or any portion of its and its Subsidiaries' Inventory made or observed by such accountants and (B) any verifications of its and its Subsidiaries' Accounts, in each case when and if any such verifications are conducted. Bank shall be permitted to observe and consult with Borrower or any of its Subsidiaries and Borrower's certified public accountants in the performance of these tasks.

               (e) Bank may exercise its rights under this Agreement and the other Loan Documents (i) without resistance or interference by Borrower or any of its Subsidiaries except to the extent Borrower or such Subsidiary has valid defenses, and (ii) without payment of any rent, license fee or compensation of any kind to Borrower or any of its Subsidiaries.

          6.3 Power of Attorney. Each of Borrower and each of its Subsidiaries hereby irrevocably makes, constitutes, and appoints Bank (and any of Bank's officers, employees, or agents designated by Bank), as its true and lawful attorney-in-fact, with power to: (a) sign the name of Borrower or any of Borrower's Subsidiaries on any document to be executed, recorded, or filed in order to perfect or continue perfected Bank's Lien upon the Collateral if Borrower or any of Borrower's Subsidiaries fails to do so promptly after request therefor by Bank, including filing any financing statement or amendments thereto or continuation statement without the signature of Borrower or any of Borrower's Subsidiaries; (b) upon the occurrence and during the continuance of an Event of Default, sign Borrower's or any of Borrower's Subsidiaries' name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (c) send requests for verification of Accounts; (d) upon the occurrence and during the continuance of an Event of Default, endorse Borrower's or any of Borrower's Subsidiaries' name on any checks, notices, acceptances, money orders, drafts, or other forms of payment or security that may come into Bank's possession; and (e) upon the occurrence and during the continuance of an Event of Default, (i) notify the post office authorities to change the address for delivery of Borrower's or any of Borrower's Subsidiaries' mail to an address designated by Bank, to receive and open all mail addressed to Borrower or any of Borrower's Subsidiaries, and to retain all mail relating to the Collateral and forward all other mail to Borrower or any of Borrower's Subsidiaries, (ii) make, settle, and adjust all claims under Borrower's or any of Borrower's Subsidiaries' policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (iii) settle and adjust disputes and claims respecting any of Borrower's or its Subsidiaries' Accounts directly with the applicable Account Debtors for amounts and upon terms that Bank determines to be reasonable, and Bank may cause to be executed and delivered any documents and releases that Bank determines to be necessary. The appointment of Bank as each of Borrower's and each of its Subsidiaries' attorney-in-fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide Loans and incur Letter of Credit Obligations hereunder is terminated. NEITHER BANK, NOR ANY OF ITS OFFICERS,

DIRECTORS, EMPLOYEES, ATTORNEYS, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO BORROWER OR ANY OF BORROWER'S SUBSIDIARIES FOR ANY ACT OR FAILURE TO ACT PURSUANT TO THE POWERS GRANTED UNDER THE POWER OF ATTORNEY HEREIN OR OTHERWISE, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE EVENT THAT BORROWER OR OVERHILL VENTURES OBTAINS AN AWARD FOR PUNITIVE DAMAGES AGAINST BANK OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS, THE PARTIES HERETO AGREE THAT THE AMOUNT OF SUCH PUNITIVE DAMAGE AWARD SHALL NOT EXCEED AN AMOUNT EQUAL TO THREE TIMES THE AMOUNT OF THE ACTUAL DAMAGES AWARDED TO BORROWER. Each of Borrower and each of its Subsidiaries also hereby (i) authorize Bank to file any financing statements, continuation statements or amendments thereto that (A) indicate the Collateral (I) as all assets of Borrower or any of its Subsidiaries (or any portion of Borrower's or any of its Subsidiaries' assets) or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (II) as being of an equal or lesser scope or with greater detail, and (B) contain any other information required by Part 5 of
Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including (I) whether Borrower or any of its Subsidiaries are an organization, the type of organization and any organization identification number issued to Borrower and each of its Subsidiaries, and (II) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates, (ii) agrees to furnish any such information to the Bank promptly upon request, and (iii) ratify its authorization for Bank to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. Each of Borrower and each of its Subsidiaries acknowledge that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Bank and agrees that it will not do so without the prior written consent of Bank, subject to Borrower's and each of its Subsidiaries' rights under Section 9509(d)(2) of the UCC.

         6.4 Grant of License to Use Intellectual Property Collateral. For the purpose of enabling Bank to exercise its rights and remedies under the Loan Documents, Borrower hereby grants to Bank an irrevocable, non-exclusive license (exercisable upon the occurrence of an Event of Default without payment of royalty or other compensation to Borrower) to use, transfer, license, or sublicense any Intellectual Property of Borrower or any of Borrower's Subsidiaries, including access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and each of Borrower and each of Borrower's Subsidiaries represents, warrants, and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any other Person; provided, that such license will terminate on the Termination Date.

         6.5 Reinstatement. The provisions of this Section 6 shall remain in full force and effect and continue to be effective even if: (a) any petition is filed by or against Borrower or any of Borrower's Subsidiaries for liquidation or reorganization; (b) Borrower or any of Borrower's Subsidiaries becomes insolvent or makes an assignment for the benefit of creditors; (c) a receiver or trustee is appointed for all or any significant part of the assets of Borrower or any of Borrower's Subsidiaries; or (d) at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored, or returned, the Obligations and Bank's

Liens in the Collateral shall be reinstated and deemed reduced only by any amount paid and not so rescinded, reduced, restored, or returned.

         6.6 Termination of Liens. Upon Borrower's payment in full in cash to Bank of all Obligations, Bank shall execute a termination of all security agreements and Liens granted by Borrower or any of its Subsidiaries to Bank.

         6.7 Release of Liens on Stock. Upon exercise of any of the options, warrants, calls or commitments relating to the Stock of Overhill Ventures set forth on Schedule III to the Pledge Agreement (which options warrants, calls and commitments are hereby consented to by Bank), Bank shall release its Lien on such Stock to effectuate such exercise.

     7.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         7.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" under this Agreement:

               (a) Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable; or

               (b) Borrower or any of its Subsidiaries shall fail or neglect to perform, keep, or observe any of the other covenants, promises, agreements, requirements, conditions, or other terms or provisions contained in this Agreement or any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 7.1), and such default shall have continued for a period of 10 Business Days after the earlier to occur of Borrower's receipt of notice of such breach from Bank or the date on which such failure or neglect first becomes known to any officer of Borrower; provided, that there shall be no grace period for Borrower's failure to perform, keep, or observe any of the covenants, promises, agreements, requirements, conditions, or other terms or provisions contained in Section 3.23, Section 3.24, and Section 4; or

               (c) an event of default shall occur under (i) any other material agreement, document, or instrument to which Borrower or any of its Subsidiaries is a party, or by which any such Person or its property is bound, and such event of default (A) involves the failure to make any payment, whether of principal, interest, or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding $100,000 or (B) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof in an aggregate amount exceeding $100,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment or (ii) the Subordinated Note or any of the other Subordinated Debt Documents; or

               (d) any representation or warranty in this Agreement, any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement, or certificate made or delivered to Bank by Borrower or any of its Subsidiaries shall be untrue or incorrect in any respect as of the date when made or deemed made; or

               (e) (i) any of the assets of Borrower or any of its Subsidiaries with a fair market value in excess of $200,000 in the aggregate shall be attached, seized, levied upon, or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors of such Person, and such condition shall remain unstayed or undismissed for 60 consecutive days; (ii) any Person other than Borrower shall apply for the appointment of a receiver, trustee, or custodian for the assets of Borrower (or those of any of its Subsidiaries) and the order appointing such receiver, trustee, or custodian shall remain unstayed or undismissed for 60 consecutive days; or (iii) Borrower or any of its Subsidiaries shall have concealed, removed, or permitted to be concealed or removed any part of its property with intent to hinder, delay, or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation that may be fraudulent under any bankruptcy, fraudulent transfer, or other similar law; or

               (f) a case or proceeding shall have been commenced involuntarily against Borrower or any of its Subsidiaries in a court having competent jurisdiction seeking a decree or order (i) under the Bankruptcy Code or any other applicable federal, state, or foreign bankruptcy or other similar law,
(ii) for (A) the appointment of a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of such Person or of any substantial part of its properties or (B) the reorganization or winding up or liquidation of the affairs of any such Person, or (iii) invalidating or denying
(A) any Person's right, power, or competence to enter into or perform any of its obligations under any Loan Document or (B) the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction over such case or proceeding; or

               (g) Borrower or any of its Subsidiaries shall (i) file a petition for an order for relief under the Bankruptcy Code or any other applicable federal, state, or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of any such Person or of any substantial part of its properties, (iii) fail generally to pay (or admit in writing its inability to pay) its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action; or

               (h) a final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $250,000 in the aggregate shall be rendered against Borrower or any of its Subsidiaries, unless the same shall be (i) fully covered by insurance (exclusive of any applicable deductible under any insurance policies insuring Borrower or its Subsidiaries against such judgment) and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within 30 days of such judgment, or (ii) vacated, stayed, bonded, paid, or discharged within a period of 30 days from the date of such judgment; or

               (i) any Guarantor, (i) if an individual, dies, (ii) terminates, or gives Bank notice of its intention to terminate, its Guaranty, (iii) becomes the subject of a case or proceeding commenced under the Bankruptcy Code or any other applicable federal, state, or foreign bankruptcy or other similar law seeking either (A) the appointment of a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of any such Guarantor or of any substantial part of its properties, or (B) the reorganization, winding up, or liquidation of the affairs of any such Guarantor and any such case or proceeding under the foregoing clauses (A) or (B) shall remain undismissed or unstayed for 60 days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction over such case or proceeding, or (iv) such Guaranty otherwise becomes unenforceable or ineffective; or

               (j) any Person subordinating its claims against Borrower to those of

Bank (i) terminates, or gives Bank notice of its intention to terminate, its subordination agreement, or (ii) such subordination agreement otherwise becomes unenforceable or ineffective; or

               (k) Borrower voluntarily or involuntarily dissolves or is dissolved, terminates, or is terminated; or

               (l) Borrower or any Guarantor is enjoined, restrained, or in any way prevented by the order of any court or other Governmental Authority from conducting all or any material part of its business; or

               (m) any loss, suspension, revocation, or failure to renew any License or permit now held or hereafter acquired by Borrower or any Guarantor, the result of which might have a Material Adverse Effect; or

               (n) any Lien or any provision of any Loan Document shall for any reason cease to be valid, binding, and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Bank shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral covered or purported to be covered thereby; or

               (o) any failure by Borrower or any of its Subsidiaries to (i) pay salaries and wages when due or (ii) make all required withholding payments; or

               (p) any Change of Control shall have occurred; or

               (q) a default or an event of default shall occur under any material agreement, document, or instrument to which any Guarantor or Stockholder of Borrower or any of its Subsidiaries is a party, or by which any such Person or its property is bound, and such agreement, document, or instrument evidences any Indebtedness of such Person owing to Bank.

         7.2   Remedies.

               (a) If any Default or Event of Default has occurred and is continuing, then Bank may terminate or suspend its obligation to make further Loans or incur further Letter of Credit Obligations. In addition, if any Event of Default shall have occurred and be continuing, then Bank may, without notice, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, including contingent liabilities with respect to Letter of Credit Obligations, whereupon such Obligations shall become and be due and payable; (ii) require that all Letter of Credit Obligations be fully collateralized; (iii) upon notice to Borrower from Bank, increase the rate of interest applicable to the Loans to the Default Rate, and increase the Letter of Credit Fee to the Default Letter of Credit Fee, effective as of the date of the initial Event of Default; or (iv) exercise any rights and remedies provided to Bank under the Loan Documents or at law or in equity, including all remedies provided under the UCC; provided, that upon the occurrence of an Event of Default specified in Sections 7.1 (e), (f), or (g), the Obligations shall become immediately due and payable (and any obligation of Bank to make further Loans or incur any further Letter of Credit Obligations, if not previously terminated, shall immediately be terminated) without declaration, notice, or demand by Bank.

               (b) In addition to all other rights and remedies of Bank under this Agreement, Borrower expressly agrees that, upon the occurrence of any Event of Default, Bank may collect, receive, assemble, process, appropriate, and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange and at such prices as it may deem best, for cash, on credit, or for future delivery without assumption of any credit risk. Bank shall have the right, upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Bank by credit bid the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases. Such sales may be adjourned or continued from time to time with or without notice. Bank shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without rent or other charge for such sales or other action with respect to the Collateral for such time or times as Bank deems necessary or advisable.

               (c) Borrower further agrees, upon the occurrence of an Event of Default and at Bank's request, to assemble and cause its Subsidiaries to assemble the Collateral and make it available to Bank at places that Bank shall reasonably select, whether at Borrower's premises or elsewhere. Until Bank is able to effect a sale, lease, or other disposition of the Collateral, Bank shall have the right to complete, assemble, use, or operate the Collateral or any part thereof, to the extent that Bank deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Bank shall have no obligation to Borrower to maintain or preserve the rights of Borrower as against third parties with respect to any Collateral while such Collateral is in the possession of Bank. Bank may, if it so elects, seek, and Borrower and its Subsidiaries hereby consent in advance to, the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Bank's remedies with respect to such appointment without prior notice or hearing. To the maximum extent permitted by Applicable Law, each of Borrower and Overhill Ventures waives all claims, damages, and demands against Bank, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention, or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrower agrees that five days' prior notice by Bank to Borrower of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Bank is entitled.

               (d) Bank's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Bank may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All rights, remedies, and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any Applicable Law, and all provisions of this Agreement are intended to be subject to any Applicable Law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

         7.3 Waivers by Borrower. Except as otherwise provided for in this Agreement and to the fullest extent permitted by Applicable Law, Borrower waives: (a) presentment, demand, and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension, or renewal of any or all Loan Documents, the Notes, or any other notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper, and guaranties at any time held by Bank on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Bank may do in this regard; (b) all rights to notice and a hearing prior to Bank's taking possession or control of, or to Bank's replevy, attachment, or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Bank to exercise any of its remedies; and (c) the benefit of all valuation, appraisal, and exemption laws. Borrower acknowledges that it has been advised by counsel with respect to this Agreement, the other Loan Documents, and the transactions evidenced hereby and thereby.

          7.4 Proceeds. The Proceeds of any sale, disposition, or other realization upon any Collateral shall be applied by Bank upon receipt in the following order of priority: first, to reimburse or pay in full the actual and reasonable expenses of Bank incurred in connection with such sale, disposition, or other realization, including all other expenses, liabilities and advances incurred or made by Bank in connection therewith; second, to Bank as specified in Section 1.13; third, to collateralize any outstanding Letter of Credit Obligations; and fourth, after payment and satisfaction in full in cash of all of the Obligations and after the payment by Bank of any other amount required by any provision of law, including Section 9608(a)(1)(C) of the UCC (but only after Bank has received what Bank considers reasonable proof of a subordinate party's
Lien), the surplus, if any, to Borrower or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

     8.   SUCCESSORS AND ASSIGNS

          Each Loan Document shall be binding on and shall inure to the benefit of Borrower and its Subsidiaries, Bank, and their respective successors and permitted assigns, except as otherwise provided herein or therein. Neither Borrower nor any of its Subsidiaries shall assign, transfer, hypothecate, or otherwise convey its rights, benefits, obligations, or duties under any Loan Document without the prior written consent of Bank. Any such purported assignment, transfer, hypothecation, or other conveyance by Borrower or any of its Subsidiaries without the prior express written consent of Bank shall be void. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrower and its Subsidiaries and Bank with respect to the transactions contemplated hereby and thereby, and there shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents. Bank reserves the right at any time to create and sell a participation in any portion of the Loans and the Loan Documents and to sell, transfer or assign any or all of its rights in the Loans and under the Loan Documents, and Borrower consents to Bank's sale of participations in, at any time or times, the Loan Documents, Loans and Letter of Credit Obligations, or of any portion thereof or interest therein, including Bank's rights, title, interests, remedies, powers, or duties thereunder, whether evidenced by a writing or not, to any bank or other financial institution.

     9.   YIELD PROTECTION

          9.1 LIBOR Basis Determination. If, with respect to any proposed LIBOR Loan for any LIBOR Loan Period, Bank determines that deposits in Dollars (in the applicable amount) are not being offered to Bank in the relevant market for such LIBOR Loan Period, then Bank shall give notice thereof to Borrower, whereupon the obligations of Bank to make LIBOR Loans shall be suspended until Bank notifies Borrower that the circumstances giving rise to such situation no longer exist.

          9.2 Illegality. If any (a) Applicable Law or any change therein, (b) interpretation or change in interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for Bank to make, maintain, or fund any LIBOR Loans, then Bank shall give notice thereof to Borrower. Upon receipt of such notice, Borrower shall repay in full the then outstanding principal amount of each affected LIBOR Loan, together with accrued interest thereon, either (i) on the last day of the then current LIBOR Loan Period applicable to such LIBOR Loan if Bank may lawfully continue to maintain and fund such LIBOR Loan to such day or (ii) immediately if Bank determines it may not lawfully continue to fund and maintain such LIBOR Loan to such day. Concurrently with repaying each affected LIBOR Loan, Borrower shall borrow a Reference Rate Loan (or another type of LIBOR Loan, if available) from Bank, and Bank shall make such Loan in an amount such that the outstanding principal amount of the Loans immediately following such repayment shall equal the outstanding principal amount of the Loans immediately prior to such repayment.

          9.3  Increased Costs.

               (a) If any Applicable Law or any change therein, or any interpretation or change in interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof or compliance by Bank with any request or directive (whether or not having any such authority) by any Governmental Authority, central bank, or comparable agency:

                    (i) shall subject Bank to any tax (other than taxes imposed on or measured by the net income of Bank), duty, or other charge with respect to its obligation to make LIBOR Loans, or its LIBOR Loans, or shall change the basis of taxation of payments to Bank of the principal of or interest on its LIBOR Loans or in respect of any other amounts due under this Agreement in respect of its LIBOR Loans or its obligation to make LIBOR Loans (except for changes in the rate of tax on the overall net income of Bank imposed by the jurisdiction in which Bank's principal executive office is located); or

                    (ii) shall impose, modify, or deem applicable any reserve (including any reserve imposed by the Federal Reserve Board, but excluding with respect to any LIBOR Loan any such requirement included in any applicable LIBOR Basis determination), special deposit, capital adequacy, assessment, or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by Bank, or shall impose on Bank or the London interbank borrowing market any other condition affecting its obligation to make such LIBOR Loans or its LIBOR Loans;

and the result of any of the foregoing is to increase the cost to Bank of making or maintaining any such LIBOR Loans, or to reduce the amount of any sum received or receivable by Bank under this Agreement or under the Notes with respect thereto, and such increase is not given effect in the determination of LIBOR Basis, then, on the earlier of demand by Bank or the applicable Payment Date of such LIBOR Loan, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such increased costs. Bank will promptly notify Borrower, of any event of which it has knowledge occurring after the date hereof that will entitle Bank to compensation pursuant to this Section 9.3, and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of Bank, be otherwise disadvantageous to Bank.

               (b)  A certificate of Bank claiming compensation under this
Section 9.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall, absent manifest error, be deemed final, binding and conclusive upon Borrower. In determining such amount, Bank may use any reasonable averaging and attribution methods. If Bank demands compensation under this Section 9.3, Borrower may at any time, upon at least five Business Days' prior notice to Bank, prepay in full the then outstanding affected LIBOR Loans, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Sections 1.10 and 10.2. Concurrently with prepaying such LIBOR Loans Borrower shall borrow a Reference Rate Loan, or a LIBOR Loan not so affected, from Bank, and Bank shall make such Loan in an amount such that the outstanding principal amount of the Loans immediately following such prepayment shall equal the outstanding principal amount of the Loans immediately prior to such prepayment.

          9.4 Effect On Other Loans. If notice has been given pursuant to Sections 9.1, 9.2, or 9.3 suspending the obligation of Bank to make any LIBOR Loan, or requiring LIBOR Loans to be repaid or prepaid, then, unless and until Bank notifies Borrower that the circumstances giving rise to such repayment no longer apply, all LIBOR Loans that would have been made by Bank shall be made instead as Reference Rate Loans.

          9.5 Capital Adequacy. If, after the date hereof, Bank (or any Affiliate of Bank) shall have reasonably determined that the adoption after the date hereof of any Applicable Law, governmental rule, regulation, or order regarding the capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or any Affiliate of Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of Bank (or any Affiliate of Bank) as a consequence of any of Bank's Credit Facilities or obligations hereunder to a level below that which it could have achieved but for such adoption, change, or compliance (taking into consideration the policies of Bank (or Affiliate of Bank) with respect to capital adequacy immediately before such adoption, change, or compliance and assuming that the capital of Bank (or Affiliate of Bank) was fully utilized prior to such adoption, change or compliance), then, upon demand by Bank, Borrower shall immediately pay to Bank such additional amounts as shall be sufficient to compensate Bank for any such reduction actually suffered; provided, that there shall be no duplication of amounts paid to Bank pursuant to this sentence and Section 9.3. A certificate of Bank setting forth the amount to be paid to Bank by Borrower as a result of any event referred to in this Section
9.5 shall, absent manifest error, be deemed final, binding, and conclusive upon Borrower.

          9.6 Federal Reserve System/Wire Transfers. The obligation of Bank to make any Loan by wire transfer to Borrower or any other Person shall be subject to all Applicable Laws, including the policy of the Federal Reserve Board on Reduction of Payments System Risk as in effect from time to time. Borrower acknowledges that such laws, regulations, and policy may delay the transmission of any funds to Borrower.

     10.  MISCELLANEOUS

          10.1 Complete Agreement; Modification of Agreement; Interpretation. This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings, or inducements (oral or written, expressed or implied), and may not be modified, altered, or amended except by a written agreement signed by Bank, Borrower and each other Person executing this Agreement or any other Loan Document, as applicable. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured, drafted or dictated such provision.

          10.2 Reimbursement and Expenses. Borrower will promptly pay:

               (a) all reasonable out-of-pocket expenses of Bank in connection with the preparation, negotiation, execution, and delivery of this Agreement, the Notes, and the other Loan Documents, including all post-closing matters, and the transactions contemplated hereunder and the making of the Loans and the incurrence of the Letter of Credit Obligations, including outside auditor costs, title and other insurance premiums, recording and filing fees, intangible, documentary stamp, and other taxes, and the reasonable attorneys' fees and disbursements of counsel for Bank and the reasonable allocated costs for services of internal counsel for Bank;

               (b) all reasonable out-of-pocket expenses of Bank in connection with the administration, making, or monitoring of the Loans, the Letters of Credit, and this Agreement and the other Loan Documents in accordance with the provisions thereof, the restructuring and refinancing of the transactions herein and therein contemplated, and the preparation, negotiation, execution, and delivery of any waiver, amendment, or consent by Bank relating to any of the Loan Documents, including the reasonable attorneys' fees and disbursements of counsel for Bank and the reasonable allocated costs for services of internal counsel for Bank and a fee to compensate Bank for any such waiver, amendment, or consent; provided, that audit fees and other out-of-pocket fees and expenses incurred by Bank with respect to any field examination of Borrower or the Collateral shall be subject to the limitation set forth in Section 1.7(c);

               (c) all of Bank's costs and out-of-pocket expenses of obtaining performance under this Agreement or the other Loan Documents and collection of the Obligations in any arbitration, mediation, legal action, or proceeding (including any case under the Bankruptcy Code or similar laws), which, in each case, shall include reasonable fees and expenses of counsel for Bank and the reasonable allocated fees and disbursements for the services of internal counsel for Bank; provided, that Borrower shall not be required to reimburse Bank for any fees or expenses of Bank incurred in connection with any action (i) between Borrower and Bank on this Agreement or any other Loan Document pending before a referee or a court of competent jurisdiction, (ii) that has not been voluntarily dismissed by Borrower or dismissed pursuant to a settlement thereof, and (iii) in which a final, non-appealable judgment or order shall have been entered in favor of Borrower containing a determination that Borrower is the prevailing party;

               (d) all taxes (other than taxes imposed on or measured by the net income of Bank), assessments (general or special), and other Charges levied on, or assessed, placed, or made against any Collateral, the Notes or the other Loan Documents, or the Obligations;

               (e) Bank's standard and customary charges for the forwarding to Borrower or any other Person on behalf of Borrower by Bank of the proceeds of any of the Loans (including by wire transfer); and

               (f) whenever Bank sustains or incurs any reasonable direct losses or out-of-pocket expenses in connection with (i) the failure by Borrower to borrow or reborrow any LIBOR Loan, or reborrow any Loan as a LIBOR Loan, in each case, after having given notice of its intention to borrow in accordance with Section 1.1 (whether by the election of Borrower not to proceed or the failure to satisfy of any of the conditions set forth in Section 2) or (ii) prepayment of any LIBOR Loan in whole or in part, then Borrower shall pay to Bank, upon the earlier of Bank's demand or the applicable Payment Date for such Loan, an amount sufficient to compensate Bank for all such losses and out-of-pocket expenses. Bank's good faith determination of the amount of such losses and out-of-pocket expenses shall, absent manifest error, be deemed final, binding, and conclusive upon Borrower. Losses subject to reimbursement under this Agreement shall include expenses incurred by Bank or any participant of Bank permitted under this Agreement in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and any lost profit of Bank or any participant of Bank over the remainder of the LIBOR Loan Period for such prepaid LIBOR Loan.

          10.3  Indemnity.

                (a) Borrower and each of its Subsidiaries shall indemnify and hold each Indemnified Person harmless from and against any Claim that may be instituted or asserted against or incurred by any such Indemnified Person by a Person other than Borrower or Overhill Ventures as the result of credit having been extended or not extended under this Agreement and the other Loan Documents or otherwise in connection with or arising out of the transactions contemplated hereunder or thereunder, including any Claim for Environmental Liabilities and Costs and legal costs and expenses of disputes between the parties to this Agreement; provided, that Borrower and its Subsidiaries shall not be liable for indemnification of an Indemnified Person to the extent that any such Claim is finally determined by a court of competent jurisdiction to have resulted solely from Indemnified Person's gross negligence or willful misconduct.

                (b) In any suit, proceeding, or action brought by Bank relating to any item of Collateral or any amount owing hereunder, or to enforce any provision of any item of Collateral, Borrower shall save, indemnify, and keep Bank harmless from and against all expense, loss, or damage suffered by reason of such action or any defense, setoff, or counterclaim asserted for any reason by the other party or parties to such litigation and howsoever arising; provided, that Borrower shall not be required to indemnify Bank under this sentence in connection with any action (i) between Borrower and Bank on this Agreement or any other Loan Document pending before a referee or a court of competent jurisdiction, (ii) that has not been voluntarily dismissed by Borrower or dismissed pursuant to a settlement thereof, and (iii) in which a final, non-appealable judgment or order shall have been entered in favor of Borrower containing a determination that Borrower is the prevailing party. All obligations of Borrower or any of its Subsidiaries with respect to any item of Collateral shall be and remain enforceable against, and only against, Borrower or such Subsidiary, as the case may be, and shall not be enforceable against Bank. This Section 10.3 shall survive the Termination Date.

          10.4 No Waiver. Neither Bank's failure, at any time or times, to require strict performance by Borrower or any of its Subsidiaries of any provision of any Loan Document, nor Bank's failure to exercise, nor any delay in exercising, any right, power, or privilege under this Agreement, (a) shall waive, affect, or diminish any right of Bank thereafter to demand strict compliance and performance therewith or (b) shall operate as a waiver thereof. Any suspension or waiver of a Default, Event of Default, or other provision under the Loan Documents must be in writing signed by an authorized employee of Bank to be effective and shall not suspend, waive, or affect any other Default or Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different type, and shall not be construed as a bar to any right or remedy that Bank would otherwise have had on any future occasion.

          10.5 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of any Loan Document shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties, and representations of or binding upon Borrower or any of its Subsidiaries and all rights of Bank, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the reimbursement and expense provisions of Section 10.2, the indemnity provisions of Section 10.3, the jury trial waiver of Section 10.13 shall all survive the Termination Date.

               10.6 Conflict of Terms. Except as otherwise provided in any Loan Document by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any other Loan Document, the provision contained in this Agreement shall govern and control.

               10.7  Notices.

                     (a) All notices and other communications under this Agreement and the other Loan Documents shall be in writing and shall be deemed to have been given three days after deposit in the United States mail, first class mail, postage prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, or when sent out by facsimile transmission addressed to the party to which such notice is directed at its address determined as provided in this Section 10.7. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                         (i)  if to Borrower or Overhill Ventures:

                              Overhill Farms, Inc.
                              2727 E. Vernon Avenue
                              Vernon, CA 90058-1822
                              Attn: Mr. James Rudis
                              Telephone No.: (323) 582-9977
                              Facsimile No.: (323) 582-6122

                              with a copy to:

                              Law Offices of Albert B. Greco, Jr.
                              16901 N. Dallas Parkway, Suite 230
                              Addison, TX 75001-5246
                              Attn: Albert B. Greco, Jr. Esq.
                              Telephone: (972) 818-7333
                              Facsimile (972) 818-7343

                         (ii) If to Bank:

                              Union Bank of California, N.A.
                              445 South Figueroa Street, 15th Floor
                              Los Angeles, CA 90071-1602
                              Attn: Commercial Finance Division
                              Telephone No.: (213) 236-5336
                              Facsimile No.: (213) 236-6089
                              with a copy to:

                              Murphy Sheneman Julian & Rogers
                              2049 Century Park East, Suite 2100
                              Los Angeles, CA 90067
                              Attn: Gary B. Rosenbaum, Esq.
                              Telephone No.: (310) 788-3700
                              Facsimile No.: (310) 788-3777

                     (b) Any party to this Agreement may change the address to which notices shall be directed under this Section 10.7 by giving ten days' written notice of such change to the other parties.

               10.8  Confidentiality.

                     (a) Borrower agrees to keep the terms of this Agreement confidential and not, without the Bank's prior written consent, deliver copies of any portion hereof, nor divulge to or discuss with any other Person (other than to (i) Borrower's accountants and legal counsel, (ii) LLCP or its successors and assigns, (iii) any Person that refinances the Subordinated Note pursuant to a Permitted Subordinated Note Refinancing, or (iv) as required by law), the provisions hereof. Borrower agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Bank or its Affiliates or referring to this Agreement or the other Loan Documents (other than direct disclosures to any of its customers, vendors, advisors, auditors, employees, other lenders, credit agencies or any other Person requiring such information as determined by Borrower in its reasonable business judgment or disclosures made pursuant to filings with the Commission or any Governmental Authority or set forth in Borrower's Financial Statements) without at least two Business Days' prior notice to Bank and without the prior written consent of Bank unless (and only to the extent that) Borrower or its Affiliate is required to do so under law and then, in any event, Borrower or its Affiliate will consult with Bank before issuing such press release or other public disclosure.

                     (b) Bank agrees to use commercially reasonable efforts (equivalent to the efforts Bank applies to maintain the confidentiality of its own confidential information or the confidential information of its other borrowers that are similarly situated to Borrower) to maintain as confidential all confidential information provided to them by Borrower and designated as confidential, except that Bank may disclosure such information: (a) to Bank's examiners or auditors or as required or requested by any Governmental Authority or reasonably believed by Bank to be compelled by any court decree, subpoena or legal or administrative order or process; (b) as, on the advice of counsel, is required by law; (c) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Bank is a party; or (d) that ceases to be confidential through no fault of Bank; provided, that with respect to clauses (a) and (b) above, Bank shall notify Borrower as soon as is reasonably practicable under the circumstances prior to any proposed disclosure and afford Borrower the opportunity, at Borrower's expense, to limit or eliminate the required disclosure or obtain one or more protective orders with respect thereto, in each case only to the extent that Bank has determined that the failure to immediately disclose would not subject it to any liability.

               10.9 Section Titles. The section titles and table of contents contained in this Agreement and any other Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

               10.10 Counterparts. Each Loan Document may be authenticated in any number of identical counterparts, each of which shall constitute an original and all of which shall collectively and separately constitute a single instrument or agreement. Delivery of an executed counterpart of a signature page to this Agreement to any other Loan Document by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

               10.11 Time of the Essence. Time is of the essence for payment and performance of the Obligations.

               10.12 GOVERNING LAW; VENUE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES, CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND BANK PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT BANK, AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF LOS ANGELES, CALIFORNIA; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BANK FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BANK. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT, AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT, AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 10.7 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

               10.13 WAIVER OF JURY TRIAL. BORROWER, BANK AND EACH OTHER PARTY TO THIS AGREEMENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO. BORROWER, BANK AND EACH OTHER PARTY TO THIS AGREEMENT ACKNOWLEDGE

THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, BANK AND EACH OTHER PARTY TO THIS AGREEMENT WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY TO REVIEW THIS JURY TRIAL WAIVER WITH LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS RESPECTIVE JURY TRIAL RIGHTS.

               10.14 Release. Each of Borrower and Overhill Ventures, for itself and on behalf of its respective successors, assigns, and present and future stockholders, officers, directors, employees, agents and attorneys, hereby remises, releases and forever discharges Bank and its present and former officers, directors, stockholders, employees, agents, attorneys, successors and assigns from any and all claims, rights, actions, causes of action, suits, liabilities, defenses, damages and costs that (a) exist or may exist as of the date hereof and (b) arise from or are otherwise related to this Agreement or the other Loan Documents, any transaction contemplated hereby or thereby, the administration of the Loans and other financial accommodations made hereunder or thereunder, the collateral security given in connection herewith or therewith, or any related discussions or negotiations, in each case whether known or unknown, suspected or unsuspected. Each of Borrower and Overhill Ventures waives any and all claims, rights and benefits it may have under any law of any jurisdiction that would render ineffective a release made by a creditor of claims that the creditor does not know or suspect to exist in its favor at the time of executing the release and that, if known by it, would have materially affected its settlement with the applicable debtor. Each of Borrower and Overhill Ventures acknowledges that it is aware of the following provisions of section 1542 of the California Civil Code:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

               Each of Borrower and Overhill Ventures expressly and voluntarily waives each and all claims, rights, or benefits it has or may have under section 1542 of the California Civil Code, or any other similar law of any other jurisdiction, to the full extent that it may lawfully waive such claims, rights and benefits in connection with this release. Each of Borrower and Overhill Ventures acknowledges that (a) it has been represented by independent legal counsel of its own choice throughout all of the negotiation that preceded the execution of this Agreement and that it has executed this Agreement after receiving the advice of such independent legal counsel, and (b) it and its respective counsel have had an adequate opportunity to make whatever investigation or inquiry they deem necessary or desirable in connection with the release contained in this Section 10.14.

               10.15 Amendment and Restatement. Effective on and as of the Closing Date, this Agreement amends and restates in its entirety the Existing Loan Agreement insofar as the two are inconsistent. However, the execution and delivery of this Agreement shall not excuse, or constitute a waiver of, any Defaults or Events of Default under the Existing Loan Agreement other than those defaults or events of default specifically waived in Section 1.18, it being understood that this Agreement is not a termination of the Existing Loan Agreement, but is a modification (and, as modified, a continuation) of the Existing Loan Agreement. Borrower and Overhill Ventures acknowledge and agree that the Existing Loan Agreement, as amended and restated hereby, is reaffirmed in all respects. Amounts in respect of interest, fees, and other amounts payable to or for the account of Bank shall be calculated in accordance with the provisions of (i) the Existing Loan

Agreement with respect to any period (or portion of any period) ending on or prior to the Closing Date and (ii) this Agreement with respect to any period (or portion of any period) commencing on or after the Closing Date. Notwithstanding the foregoing or anything to the contrary herein, nothing herein shall be deemed to limit or terminate any of Bank's rights under the Existing Loan Agreement that expressly survive the Termination Date (as defined therein).

                  [Remainder of Page Intentionally Left Blank]

               IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the date first written above.

"BORROWER"                                       "OVERHILL VENTURES"

OVERHILL FARMS, INC.,                            OVERHILL L.C. VENTURES INC.,
a Nevada corporation                             a California corporation


By:__________________________________________    By:__________________________________________
    James Rudis                                      James Rudis
    President and Chief Executive Officer            President and Chief Executive Officer


By:__________________________________________    By:__________________________________________
    Richard A. Horvath                               Richard A. Horvath
    President and Chief Financial Officer            Vice President and Chief Financial Officer


"BANK"

UNION BANK OF CALIFORNIA, N.A.


By:__________________________________________
Name:________________________________________
Title:_______________________________________

               SCHEDULE A - DEFINITIONS AND RULES OF CONSTRUCTION

               1. Capitalized terms used in the Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in the Agreement or in the other Loan Documents) the following respective meanings:

               "Account Debtor" means any Person who may become obligated to any Person under, with respect to, or on account of, an Account, Chattel Paper or General Intangible (including a Payment Intangible).

               "Accounts" means all "accounts," as such term is defined in the UCC, now owned or hereafter acquired by any Person, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the UCC), (b) all of such Person's rights in, to and under all purchase orders or receipts for goods or services, (c) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due or to become due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), (e) all health care insurance receivables, and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

               "Affiliate" means, with respect to any Person: (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian, or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person; (b) each Person that controls, is controlled by, or is under common control with such Person or any Affiliate of such Person; (c) each of such Person's officers, directors, partners, and Subsidiaries; or (d) with respect to Borrower, each Related Person. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract, or otherwise.

               "Agreement" means the Amended and Restated Loan and Security Agreement to which this Schedule A is attached or otherwise identified.

               "AMEX" means the American Stock Exchange LLC.

               "Applicable Law" means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person and all orders and decrees of all courts and arbitrators in proceedings or actions to which such Person is a party or by which it or its properties are bound, including Environmental Laws, the Fair Labor Standards Act and the Sarbanes-Oxley Act of 2002.

               "Applicable Percentage" means one-half of one percent (0.5%) in case of a termination of the Agreement and the Credit Facilities at any time after the Closing Date and prior to the Commitment Maturity Date.

               "Authorized Signatory" means such senior personnel of Borrower as may be duly authorized and designated in writing by Borrower to execute documents, agreements, and instruments on behalf of Borrower and to grant a lien upon Borrower's real and personal property.

               "Bank" means Union Bank of California, N.A. and its successors and assigns.

               "Bankruptcy Code" means the provisions of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.

               "Books and Records" means, with respect to any Person, all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, accounting books and records, financial statements (actual and pro forma), and filings with Governmental Authorities.

               "Borrower" means Overhill Farms, Inc., a Nevada corporation.

               "Borrowing Availability" means, at any time, the lesser of (a) the Maximum Amount minus the aggregate face amount of the Letters of Credit outstanding at such time or (b) the Borrowing Base minus the sum of (i) aggregate face amount of the Standby Letters of Credit outstanding at such time and (ii) 45% of the outstanding amount of commercial Letters of Credit, in each case less the Producer Payable Reserves, the Rent Reserve, the Designated Reserve and any other reserves established by Bank in its reasonable credit judgment from time to time. Bank reserves the right, at any time and from time to time after the Closing Date, to establish and modify reserves in its reasonable credit judgment.

               "Borrowing Base" means, at any time, an amount equal to:

                     (a) up to 85% of the value, as determined by Bank based on the Schedule of Accounts most recently delivered by Borrower to Bank or on any other information available to Bank, of Eligible Accounts, and less any Dilution Reserve or other reserve established by Bank in its reasonable credit judgment; plus

                     (b) the lesser of (i) $8,000,000 and (ii) up to 55% of the value of Eligible Inventory, and less any reserve established by Bank in its reasonable credit judgment, in each case as determined by Bank based on the Schedule of Inventory most recently delivered by Borrower to Bank or on any other information available to Bank, valued at the lower of cost (determined on a first-in, first-out basis) or market. Bank reserves the right, in its reasonable credit judgment, at any time and from time to time after the Closing Date, to (x) establish and modify the criteria set forth in, or establish new criteria for, the definition of "Eligible Accounts" and "Eligible Inventory,"
(y) establish and modify reserves, and (z) to adjust advance rates based on the results of field examinations or inventory appraisals or reviews conducted by a firm acceptable to Bank.

               "Borrowing Base Certificate" means a certificate to be delivered by Borrower to Bank pursuant to Section 5.1(b), which shall be substantially in the form of Exhibit B.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close, and in reference to LIBOR Loans means a Business Day that is also a day on which banks in the city of London are open for interbank or foreign exchange transactions.

               "Capital Expenditures" means, with respect to any Person, all payments or accruals

(including Capital Lease Obligations) for any fixed assets or improvements or for replacements, substitutions, or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

               "Capital Lease Obligation" means, with respect to any Person, that portion of any obligation as lessee under a lease that is required to be capitalized on, or disclosed in a footnote to, the balance sheet of such Person in accordance with GAAP.

               "Cash Interest Expense" means, for any period, without duplication and only to the extent deducted in determining Net Income (Loss), calculated without regard to any limitation on the payment thereof and determined in accordance with GAAP, (i) total consolidated interest expense of Borrower and its Subsidiaries (including, without limitation, interest paid to Affiliates and the portion of any Capital Lease Obligations allocable to interest expense), whether paid or accrued, minus (ii) to the extent included in total consolidated interest expense, any non-cash interest expense, including, without limitation, any payment-in-kind interest, amortization of original issue discount, non-cash losses on hedging agreements and amortization of capitalized up-front costs.

               "Change of Control" means any of the following: (a) any Person (other than LLCP) or "group" (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 and Rule 13d-5 promulgated by the Commission under the Securities Exchange Act of 1934) of 10% or more of the issued and outstanding shares of capital Stock of Borrower having the right to vote for the election of directors of Borrower under ordinary circumstances; (b) any change in the composition of Borrower's Stockholders as of the Closing Date shall occur that would result in any Stockholder or group that does not, as of the Closing Date, own 50% or more of any class of Stock of Borrower owning 50% or more of any class of Stock of Borrower; (c) any Person (or group of Persons acting in concert) shall otherwise acquire the power to direct the management or affairs of Borrower by obtaining proxies, entering into voting agreements or trusts, acquiring securities, or otherwise, in each case from and after the Closing Date; (d) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the Stockholders of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (e) Borrower ceases to own and control all of the economic and voting rights associated with all of the outstanding Stock of any of its Subsidiaries (including Overhill Ventures). Notwithstanding anything to the contrary, effective on and as of the Closing Date, the consummation of the Spin-Off will not constitute a Change of Control.

               "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims, or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income, or gross receipts of Borrower, (d) the ownership or use of any assets by Borrower, or (e) any other aspect of Borrower's business.

               "Chattel Paper" means all "chattel paper," as such term is defined in the UCC and including both tangible and electronic chattel paper, now owned or hereafter acquired by any Person, wherever located.

               "Claim" means any and all: (a) suits, actions, or proceedings in any court or forum, at law, in equity or otherwise; (b) costs, fines, deficiencies, or penalties; (c) asserted claims or demands by any Person; (d) arbitration demands, proceedings, or awards; (e) damages, losses, liabilities, and expenses (including reasonable attorneys' fees and disbursements and other costs of collection, defense, or appeal); (f) enforcement of rights and remedies; or (g) criminal, civil, or regulatory investigations.

               "Closing Date" means [__________ __], 2002.

               "Collateral" means any personal property or other assets, now existing or hereafter acquired, real or personal, tangible or intangible, and whether owned by, consigned to, or held by, or under the care, custody or control of Borrower, including all money, cash, cash equivalents, Accounts, Deposit Accounts, other bank and deposit accounts (including the Control Account, the Disbursement Account and any other bank accounts maintained by Borrower or any of its Subsidiaries at Bank) and deposits, Investment Property, Inventory, Equipment, Fixtures, Goods, Chattel Paper, Documents, Instruments, letters of credit, Letter of Credit Rights, Supporting Obligations, Commercial Tort Claims, Books and Records, real property interests, leasehold estates in real property of Borrower, as lessee, General Intangibles (including all Intellectual Property, Claims, Payment Intangibles, contract rights, choses in action, and Software), and all of Borrower's other interests in property of every kind and description, and the products, profits, rents of, dividends or distributions on, accessions to, and all Proceeds (including tort claims, insurance claims and insurance proceeds) of any of the foregoing, regardless of whether the Collateral, or any portion of it, is property as to which the UCC provides the perfection of a security interest, and all rights and remedies applicable to such property, but excluding in all events, Hazardous Materials.

               "Collateral Documents" means the Pledge Agreement, the Intellectual Property Security Agreement, the Assignment of Representations, Warranties, Covenants and Indemnities dated as of August 25, 2000, between Borrower and Bank, and consented to by Seller, and all other Loan Documents granting Liens to Bank to secure the Obligations or other rights with respect to the Collateral.

               "Collection Accounts" means any of the bank accounts in the name of Borrower maintained at Bank and designated as collection accounts on Schedule 3.23.

               "Commercial Tort Claim" means all "commercial tort claims, as such term is defined in the UCC, now owned or hereafter acquired by any Person.

               "Commission" shall mean the Securities and Exchange Commission, or any successor agency.

               "Commitment Maturity Date" means the earliest of (a) November 24, 2002, (b) the date Bank's obligation to make Loans and incur Letter of Credit Obligations is terminated and the Obligations are declared to be due and payable pursuant to Section 7.2, and (c) the date of prepayment in full by Borrower of the Obligations in accordance with the provisions of Section 1.10.

               "Commitments" shall mean the aggregate of the Revolving Loan Commitment and the outstanding Term Loan, which aggregate Commitments shall be [________Million _________ Hundred Thousand Dollars ($_________)] [$16MM PLUS OUTSTANDING TERM LOAN AMOUNT] as of the Closing Date, as such amount may be reduced, amortized or adjusted from time to time in accordance with the Agreement

               "Compliance Certificate" means a statement in reasonable detail certified by the Chief Financial Officer of Borrower showing the calculations used in determining compliance with each of the financial covenants set forth in
Section 3.24, which shall be substantially in the form of Exhibit C.

               "Contracts" means all "contracts," as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents, or Instruments), including any agreement relating to the terms of payment or the terms of performance of any Account.

               "Control Account" means account number 3350183662 in the name of Borrower maintained at Bank.

               "Control Letter" means a letter agreement between Bank and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name Borrower or any of its Subsidiaries, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of Borrower or any of its Subsidiaries, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by Borrower or any of its Subsidiaries, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Bank on such financial assets, and agrees to follow the instructions or entitlement orders of Bank without further consent by Borrower or any of its Subsidiaries.

               "Credit Facilities" means the Revolving Loans, the Term Loan, and the Letters of Credit.

               "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

               "Default Letter of Credit Fee" means a per annum default rate equal to two percentage points in excess of the otherwise applicable Letter of Credit Fee (calculated on the basis of a 360-day year and actual days elapsed) on the face amount of the Letters of Credit then outstanding.

               "Default Rate" means a per annum default rate equal to two percentage points in excess of the maximum interest rate(s) otherwise applicable to the Obligations.

               "Deposit Accounts" means all "deposit accounts," as such term is defined in the UCC, now or hereafter held in the name of any Person.

               "Designated Reserve" means the reserve to be instituted by Bank against Borrowing Availability on the Closing Date in the amount of $350,0000.

               "Dilution" means, for any period of 12 consecutive months, (a) non-cash reductions in the Accounts of Borrower during such period divided by
(b) Borrower's gross sales for such period. The amounts of any non-cash reductions to Borrower's accounts receivable and Borrower's gross sales shall each be determined in accordance with GAAP.

               "Dilution Reserve" means the reserve established by Bank and applied from time to time to reduce the portion of the Borrowing Base for Eligible Accounts, which reserve shall be implemented in the event that Dilution exceeds five percent (5%), and such reserve shall be in an amount equal to one percent (1%) of Eligible Accounts for each one percent (1%) of Dilution that is in excess of five percent (5%).

               "Disbursement Account" means account number 3350183654 in the name of Borrower maintained at Bank.

               "Documents" means all "documents," as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

               "Dollars" means lawful currency of the United States.

               "EBITDA" shall mean, for any period, without duplication and determined on a consolidated basis and in accordance with GAAP:

                          (i) the sum of (A) Net Income (Loss), (B) interest expense deducted in determining Net Income (Loss) (including cash interest, payment-in-kind interest and amortization of original issue discount), (C) the amount of Taxes deducted in determining Net Income
         (Loss), (D) the amount of depreciation and amortization expense deducted in determining Net Income (Loss), and (E) any extraordinary or unusual non-cash losses of Borrower or any of its Subsidiaries (provided that such extraordinary or unusual non-cash losses do not result in any cash outlay at any time after the Closing Date), in each case for such period; minus

                          (ii) any extraordinary or unusual income or gains of Borrower or any of its Subsidiaries for such period.

               "Eligible Account" means, as of any date of determination, an Account of Borrower:

                    (a) that is due and payable within 90 days following its original invoice date;

                    (b) that conforms to all of the representations and warranties pertaining to Accounts set forth in the Agreement or any other Loan Document;

                    (c) (i) that arises from the sale of goods of, or the performance of services by, Borrower in the ordinary course of its business,
(ii) that is subject to a valid, perfected, and continuing first priority Lien in favor of Bank and is owned by Borrower free and clear of any rights, claims, Liens, or other interests of any Person other than (A) Liens in favor of Bank,
(B) Liens that secure the Subordinated Debt, and (C) other Permitted Liens, and
(iii) with respect to which an invoice, in form and substance acceptable to Bank, has been sent to the applicable Account Debtor;

                    (d) that (i) is a bona fide, valid, and enforceable obligation of the applicable Account Debtor upon which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever and (ii) does not arise with respect to goods that are placed on consignment or delivered on a guaranteed sale, sale or return or sale on approval, bill-and-hold, or cash-on-delivery basis or upon other terms by reason of which payment by the applicable Account Debtor is or may be conditional;

                    (e) with respect to which (i) the applicable Account Debtor has not asserted any defense, counterclaim, offset or dispute, and such Account is not a "contra" Account or (ii) the Account Debtor is Seller;

                    (f) with respect to which the applicable Account Debtor (i) is not a federal, state, or local governmental entity or agency unless Bank, in its sole discretion, has agreed to the contrary in writing and Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940 or any applicable state statute or municipal ordinance of similar purpose and effect with respect thereto, (ii) is not an Affiliate, a Subsidiary, a Related Person, or an employee of Borrower, and (iii) has its principal place of business located outside of or is not a resident of the United States unless such Account is supported by a letter of credit assigned to Bank in form and substance, and issued by an institution, satisfactory to Bank in Bank's sole discretion;

                    (g) with respect to which the applicable Account Debtor: (i) is not the subject of a case or proceeding under the Bankruptcy Code or any other federal, state, foreign receivership, or any other insolvency or bankruptcy laws; (ii) has not made a general assignment for the benefit of creditors; (iii) has not failed to pay its debts generally as they come due, suspended business, or become insolvent; or (iv) has not consented to or suffered the appointment of a receiver, trustee, liquidator, or custodian for it or for all or a significant portion of its assets or affairs and such receiver, trustee, liquidator, or custodian has not been dismissed;

                    (h) the collection of which, in Bank's sole discretion, is not doubtful by reason of the applicable Account Debtor's financial condition or otherwise;

                    (i) that is not evidenced by any Chattel Paper, Instrument, or judgment;

                    (j) to the extent that the total unpaid amount of such Account, when added together with all other Accounts due to Borrower from the applicable Account Debtor, does not exceed fifteen percent (15%) of all Accounts of Borrower except for those Account Debtors identified in Schedule C, with respect to which the concentration limit shall be 20%;

                    (k) that is payable only in Dollars;

                    (l) that is not in default (an Account shall be deemed to be in default under this clause (l) if (i) such Account is not paid within the earlier of 60 days following its due date or 90 days following its original invoice date or (ii) such Account is an obligation of an Account Debtor with respect to which more than 50% of all Accounts due to Borrower from such Account Debtor are not otherwise eligible under the other criteria set forth in clause
(i) of this subparagraph);

                    (m) that does not consist of a credit balance that is more than 90 days following its due date; and

                    (n) that is otherwise acceptable to Bank in its reasonable credit judgment.

              "Eligible Inventory" means, as of any date of determination, Inventory of Borrower:

                    (a) that (i) consists of first quality raw materials consisting of Ingredients or finished goods held for sale in the ordinary course of Borrower's business, (ii) is subject to a valid, perfected, and continuing first priority Lien in favor of Bank and (iii) is owned by Borrower free and clear of any rights, claims, Liens, or other interests of any Person, other than
(A) Liens in favor of Bank, (B) Liens that secure the Subordinated Debt, and (C) other Permitted Liens;

                    (b) that is located only on premises owned, leased, or operated by Borrower and referenced in Schedule 3.2, and (i) if such location is a public warehouse, then the warehouseman has executed a bailee letter in form and substance acceptable to Bank, and Bank has determined the amount of, and is maintaining, a reserve against the Borrowing Base with respect to the Inventory located at such public warehouse, or (ii) if such location is one of Borrower's owned or leased locations, either the landlord has executed a mortgagee's waiver or a landlord's waiver, as the case may be, in form and substance acceptable to Bank, or Bank has determined the amount of, and is maintaining, a reserve against the Borrowing Base with respect to the Inventory located at such owned or leased location;

                    (c) that is not located at any outside processing facility;

                    (d) that conforms to all of the representations or warranties pertaining to Inventory set forth in this Agreement or any other Loan Document;

                    (e) that is not (i) placed on consignment or (ii) in transit;

                    (f) that does not consist of (i) work-in-process, (ii) fresh poultry, beef or produce, (iii) refurbished goods, (iv) goods that have spoiled or are past spoilage dating, (v) goods that have been returned by the buyer,
(vi) packaging or shipping materials, (vii) display items, (viii) samples, (ix) labels, (x) supplies, or (xi) spare, replacement or repair parts;

                    (g) that does not constitute Slow Moving Inventory or obsolete, shopworn, unmerchantable, unsalable, returned, damaged, defective, off-season or out-of-season, excess, unusable, or unworkable goods or goods unfit for further processing;

                    (h) that is covered by property and casualty insurance acceptable to Bank;

                    (i) that consists of goods that can be transported or sold only with licenses that are readily available;

                    (j) that does not consist of any costs associated with "freight-in" charges;

                    (k) that is only covered by non-negotiable documents of title unless the negotiable document representing such Inventory has been delivered to Bank; and

                    (l) that is otherwise acceptable to Bank in its reasonable credit judgment.

              "Environmental Laws" means any and all federal, state, local, and municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, environmental protection matters, including Hazardous Materials, as now or hereafter in effect.

              "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages, costs, and expenses that relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release, or the presence of any Hazardous Material.

              "Environmental Permits" means all permits, licenses, administrative orders, consent orders, consent decrees, governmental agency agreements, or other written documents detailing required environmental performance expected of Borrower or any of its Subsidiaries by any Governmental Authority.

                    "Equipment" means all "equipment," as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment, and all engineering, processing, and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock, and other equipment of every kind and nature, trade fixtures, and fixtures, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties, and rights with respect thereto.

                    "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder.

                    "ERISA Affiliate" means any Person (whether or not incorporated) that is a member of a "controlled group of corporations," a group of trades or businesses under "common control," or an "affiliated service group," that includes Borrower, in each case within the meaning of Sections 414(b), (c), (m), or (o) of the IRC.

                    "Event of Default" means any of the events specified in
Section 7.1.

                    "Existing Loan Agreement" has the meaning given to it in the Recitals to this Agreement.

                    "Fair Labor Standards Act" means the provisions of the Fair Labor Standards Act, 29 U.S.C. (S)(S) 201 et seq.

                    "Farm Products" shall mean "farm products," as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all livestock, livestock products, poultry, poultry products, seafood, seafood products, and all other products or byproducts produced therefrom.

                    "FDA" means the United States Food and Drug Administration.

                    "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                    "Financial Statements" means the consolidated and consolidating income statement, balance sheet, and statement of cash flows of Borrower and each of its Subsidiaries, including all notes and schedules thereto, internally prepared for each Fiscal Month, and audited for each Fiscal Year, in each case prepared in accordance with GAAP.

                    "Fiscal Month" means any of the monthly accounting periods of Borrower.

                    "Fiscal Quarter" means any of the quarterly accounting periods of Borrower.

                    "Fiscal Year" means the 12 month period of Borrower ending on (i) the last Sunday in September of each year, if September 30 does not fall on a Saturday, or (ii) October 1, if

September 30 falls on a Saturday. Subsequent changes to the Fiscal Year of Borrower shall not change the term "Fiscal Year" unless Bank shall consent in writing to such change.

               "Fixed Charge Coverage Ratio" means, with respect to any period, the ratio of (i) EBITDA for such period to (ii) Fixed Charges for such period.

               "Fixed Charges" means, for any period and without duplication, the sum of (i) Cash Interest Expense, (ii) scheduled payments of principal on any Indebtedness of Borrower and its Subsidiaries, (iii) scheduled Capital Lease Obligations of Borrower or any of its Subsidiaries for such period representing principal, (iv) with respect to any period ended on or before [September 30], 2002, Taxes estimated to be paid by Borrower and its Subsidiaries, (v) cash dividends or distributions, if any, paid by Borrower or any of its Subsidiaries,
(vi) Capital Expenditures, and (vii) with respect to any period ended on or before [September 30], 2002, all Tax Sharing Cash Payments, in each case for such period.

               "Fixtures" means "fixtures," as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

               "Form 10 Registration Statement" means a Registration Statement on Form 10 initially filed with the SEC on or about September 27, 2001, as amended by Amendment No. 1 to Registration Statement on Form 10 filed with the SEC on June 28, 2002, as further amended by Amendment No. 2 to Registration Statement on Form 10 filed with the SEC on September __, 2002, as further amended by Amendment No. 3 to Registration Statement on Form 10 filed with the SEC on _______________, 2002, and as further amended or supplemented.

               "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent with past practices, subject to the exceptions set forth in paragraph 2 of this Schedule A.

               "General Intangibles" means all "general intangibles," as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all right, title and interest which such Person may now or hereafter have in or under any Contract, all Payment Intangibles, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments, and other property in respect of or in exchange for pledged Stock, Investment Property or other equity interests, and rights of indemnification.

               "Goods" means all "goods," as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

               "Goodwill" means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

               "Governmental Authority" means any nation or government, any state or other political subdivision thereof, or any agency, department, or other entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

               "Guaranteed Indebtedness" means, with respect to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person
(a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities, or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the holder of such primary obligation against loss in respect thereof. The amount of any "Guaranteed Indebtedness" at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

               "Guarantor" means Overhill Ventures and each other Person, if any, that executes a guaranty or other similar agreement in favor of Bank in connection with the transactions contemplated by this Agreement and the other Loan Documents.

               "Guaranty" means that certain guaranty executed by each Guarantor in favor of Bank, in substantially the form of Exhibit C.

               "Hazardous Material" means any substance, material, or waste, the generation, handling, storage, treatment, or disposal of which is regulated by any Governmental Authority, or forms the basis of liability under any Environmental Law in any jurisdiction in which Borrower or any of its Subsidiaries has owned, leased, or operated real property or disposed of hazardous materials.

               "Indebtedness" of any Person means: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit, and bankers' acceptances, whether or not matured, but excluding (i) obligations to trade creditors incurred in the ordinary course of business and not more than 45 days past due and (ii) deferred taxes); (b) all obligations evidenced by notes, bonds, debentures, or other similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all Capital Lease Obligations; (e) all Guaranteed Indebtedness; (f) all indebtedness referred to in clauses (a), (b), (c), (d) or
(e) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness therefor; (g) the Obligations; and (h) all liabilities under

Title IV of ERISA.

               "Indemnified Person" means Bank, Bank's Affiliates, and each of their respective employees, and agents.

               "Ingredients" means food items used in the preparation of finished goods Inventory.

               "Instruments" means all "instruments," as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, and, in any event, including all certificated securities, all certificates of deposit, all certificates of deposit, and all notes and other evidences of indebtedness, other than Instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

               "Intangible Assets" means the book value of all intangible assets (as defined under GAAP) shown on the consolidated balance sheet of Borrower and its Subsidiaries, including organization costs, securities issuance costs, goodwill (including any amounts, however designated on such balance sheet, representing the excess of the purchase price paid for assets or Stock acquired over the value assigned thereto on the books of Borrower and its Subsidiaries), covenants not to compete, patents, trademarks, copyrights, trade secrets, customer lists, know-how, licenses, contracts, franchises, software costs, research and development costs, deferred financing costs, investments in and monies from Affiliates, and any other intangible assets.

               "Intellectual Property" means all of the following now owned or hereafter acquired by any Person: (a) patents, trademarks, trade dress, trade names, service marks, copyrights, trade secrets, and all other intellectual property or Licenses thereof; and (b) all Proceeds of the foregoing.

               "Intellectual Property Security Agreement" shall mean the Patent, Trademark and Copyright Security Agreement dated as of November 24, 1999, executed by Borrower and Overhill Ventures in favor of Bank, as amended from time to time.

               "Intercreditor Agreement" shall mean an Amended and Restated Intercreditor and Subordination Agreement dated as of the Closing Date, between Bank and LLCP, acknowledged by Borrower and Overhill Ventures.

               "Inventory" means all "inventory," as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all goods, merchandise and other personal property held for sale or lease by any Person, or which is furnished by such Person under any contract of service or is held by such Person as raw materials, work or goods in process, finished goods, returned goods or materials and supplies of every nature used or consumed or to be used or consumed by such Person in the ordinary course of its business including all embedded software, whether now owned or hereafter acquired by such Person.

               "Investment Property" means all "investment property," as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of such Person, including the rights of such Person to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts held by any Person, (d) all commodity contracts held by any Person; and (e) all commodity accounts held by any Person.

               "IRC" means the Internal Revenue Code of 1986 and any regulations promulgated thereunder.

               "Letter of Credit" means an irrevocable commercial or standby letter of credit issued for the account of Borrower pursuant to Section 1.3.

               "Letter of Credit Fee" means the fee to be paid by Borrower to Bank for each Letter of Credit, as set forth on Schedule 1.2.

               "Letter of Credit Rights" means all "letter of credit rights," as such term is defined in the UCC, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

               "Letter of Credit Obligations" means all obligations incurred by Bank at the request of Borrower in connection with the issuance of Letters of Credit.

               "LIBOR" means, for any LIBOR Loan Period, the rate determined by Bank to be the per annum rate of interest (rounded upward to the nearest one-hundredth of one percent (1/100%)) at which Dollar deposits in immediately available funds would be offered to Bank in the London interbank market at approximately 11:00 a.m. (California time) on the date Borrower provides its irrevocable notice to Bank of its request for the applicable LIBOR Loan in accordance with Section 1.4(b), in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the LIBOR Loan Period for, such LIBOR Loan.

               "LIBOR Basis" means a per annum interest rate equal to (a) LIBOR, as adjusted for reserve requirements imposed on Bank from time to time, divided by (b) one minus the LIBOR Reserve Percentage, stated as a decimal. The LIBOR Basis shall be rounded upward to the nearest one-hundredth of one percent (1/100%) and, once determined, shall remain unchanged during the applicable LIBOR Loan Period, except for changes to reflect adjustments for the LIBOR Reserve Percentage or other reserve requirements.

               "LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the LIBOR Basis.

               "LIBOR Loan Period" means, with respect to any Loan made or continued as or converted into a LIBOR Loan, any fixed calendar period of 30, 60, 90 or 180 days, as selected by Borrower pursuant to Section 1.4(b), during which period LIBOR applicable to such LIBOR Loan shall remain unchanged; provided, that (a) any applicable LIBOR Loan Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such LIBOR Loan Period shall end on the immediately preceding Business Day,
(b) any applicable LIBOR Loan Period that begins on a day for which there is no numerically corresponding day in the calendar month during which such LIBOR Loan Period is to end shall (subject to clause (a) above) end on the last day of such calendar month, (c) no LIBOR Loan Period shall extend beyond the Commitment Maturity Date, and (d) Borrower shall select LIBOR Loan Periods so that there shall be no more than three separate LIBOR Loans in existence at any one time.

               "LIBOR Prepayment Premium" means, for any LIBOR Loan that Borrower intends to prepay, an amount equal to (a)(i) the LIBOR Basis on the principal amount of such LIBOR Loan minus (ii) the Yield Rate, multiplied by
(b)(i) the number of days in the period between the date of prepayment and the applicable Payment Date divided by (ii) 365 or, in the event of a leap year, 366, multiplied by (c) the amount of the principal so prepaid, which product is then discounted to present value using the Yield Rate as the annual discount factor.

               "LIBOR Reserve Percentage" means the percentage in effect from time to time under Regulation D of the Federal Reserve Board as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not Bank has any Eurocurrency Liabilities subject to such reserve requirement at that time. The LIBOR Basis for any LIBOR Loan shall be adjusted as of the effective date of any change in the LIBOR Reserve Percentage.

               "License" means any license under any written agreement now owned or hereafter acquired by any Person granting the right to use any Intellectual Property or other license of rights or interests now held or hereafter acquired by any Person.

               "Lien" means, with respect to any property, any security deed, mortgage, deed to secure debt, deed of trust, lien, pledge, assignment, charge, security interest, title retention agreement, negative pledge, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

               "LLCP" means Levine Leichtman Capital Partners II, L.P.

               "Loan Documents" means, collectively, the Agreement, the Notes, the Collateral Documents, the Guaranty, the Schedule of Accounts, the Schedule of Inventory, any and all other agreements, documents, or instruments (including financing statements) identified in the Schedule of Documents and entered into in connection with the transactions contemplated by the Agreement, and any "Loan Documents" (as such term is defined in the Existing Loan Agreement) that are not being amended and restated or canceled in connection with the transactions contemplated hereby, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements of or to any of the foregoing.

               "Loans" means all loans and advances made by Bank to or for the benefit of Borrower under the Agreement or under any of the other Loan Documents, including the Revolving Loans and the Term Loan.

               "Material Adverse Effect" means a material adverse effect on or adverse change in, as the case may be, (a) the business, assets, operations, prospects, or financial or other condition of Borrower, its Subsidiaries, or any Guarantor, individually or taken as a whole, (b) the ability of Borrower or any Guarantor to pay or perform in accordance with the terms of any of its respective agreements with Bank or any other Person, or (c) the rights and remedies of Bank under any of the Loan Documents.

               "Maximum Amount" means $16,000,000.

               "Monthly Summary Report" has the meaning set forth in Section 5.1(b).

               "Net Borrowing Availability" means, at any time, the lesser of
(a) the Maximum Amount minus the aggregate outstanding amount at such time of
(i) the Revolving Loans and (ii) the face amount of the Letters of Credit and
(b) the Borrowing Base minus the aggregate outstanding amount at such time of
(i) the Revolving Loans and (ii) the face amount of the Letters of Credit, in each case less the Producer Payable Reserves, the Rent Reserve, the Designated Reserve and any other reserves established by Bank in its reasonable credit judgment from time to time. Bank reserves the right, at any time and from time to time after the Closing Date, to establish and modify reserves in its reasonable credit judgment.

               "Net Income (Loss)" means, with respect to any Person, on a consolidated basis, for any period, the aggregate net income (or loss) after taxes and extraordinary items of such Person for such period, determined in accordance with GAAP.

               "Notes" means, collectively, the Revolving Note, the Term Note, and any other notes executed and delivered by Borrower to Bank under the Agreement or the other Loan Documents.

               "Obligations" means all loans, advances, debts, expense reimbursements, fees, liabilities, and obligations for the performance of covenants, tasks, or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by Borrower or any of its Subsidiaries to Bank, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under this Agreement or any of the other Loan Documents, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest that accrues after the commencement of any case or proceeding by or against Borrower in bankruptcy or for the reorganization of Borrower whether or not allowed in such case or proceeding), fees, Charges, expenses (including attorneys', accountants', appraisers', investment bankers', auctioneers' and other professional fees and expenses) and any other sum chargeable to Borrower or its Subsidiaries under the Agreement or any of the other Loan Documents.

               "Officer Notes" shall mean, collectively, (a) the Promissory Note in the original principal amount of $207,375 made by James Rudis in favor of [_____] dated [__________ __, 200_], and (b) the Promissory Note in the original principal amount of $184,875 made by William E. Shatley in favor of [_____] dated [__________ __, 200_]. [BORROWER TO PROVIDE COPIES]

               "Overadvance" means the amount, if any, by which the aggregate outstanding amount of Revolving Loans at any time exceeds Borrowing Availability.

               "Packers Acts" shall mean (i) the PSA, (ii) any state or local law, rule or regulation that provides protection that is similar to that provided by the PSA, (iii) any state or local law, rule or regulation that provides protection to producers of seafood or seafood products, or (iv) the rules or regulations promulgated under any of the foregoing by any Government Authority.

               "Payment Date" means the last day of each LIBOR Loan Period for a LIBOR Loan.

               "Payment Intangibles" means all "payment intangibles" as such term is defined in the UCC, now owned or hereafter acquired by any Person.

               "PBGC" means the Pension Benefit Guaranty Corporation.

               "Permitted Liens" means: (a) Liens securing taxes, assessments, and other governmental Charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, suppliers, mechanics, carriers, warehousemen, or landlords for labor, materials, supplies, or rentals incurred in the ordinary course of business, (i) in each case only if payment shall not at the time be required to be made and (ii) in the case of warehousemen or landlords, only if such Liens are junior to the Liens granted and conveyed by Borrower and each of its Subsidiaries to secure the Obligations; (b) Liens consisting of deposits or pledges by Borrower or its Subsidiaries made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, or other similar laws; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on use of real property that, in the reasonable judgment of Bank, do not materially detract from the value of such property or impair the use thereof in the business of Borrower; (d) Liens created after the Closing Date by conditional sale or other title retention agreements or for purchase money security interests, in each case with respect to Equipment acquired by Borrower in the ordinary course of business, securing Indebtedness within the total permitted under clause (iii) of Section 4(c); provided, that such Liens attach only to the particular Equipment being purchased and the Indebtedness secured does not exceed 100% of the purchase price of such Equipment; (e) Liens on Borrower's Accounts, Inventory or the proceeds thereof under any of the Packers Acts to the extent such Liens do not exceed the Producer Payables Reserves maintained by Bank; (f) Liens of record set forth in
Schedule 4(h); (g) Liens in favor of LLCP or its permitted assigns under the Intercreditor Agreement that secure the Subordinated Debt or any Indebtedness resulting from a Permitted Subordinated Note Refinancing and (h) Liens in favor of Bank under the Loan Documents.

               "Permitted Subordinated Note Refinancing" means a refinancing of the Subordinated Note and the other Subordinated Debt Documents that does not increase the aggregate principal amount of the Subordinated Debt and is on the same terms as the Subordinated Debt Documents or terms and conditions no less favorable to the interests of Borrower and Bank, and which refinanced Indebtedness is subordinated to the Obligations pursuant to an intercreditor and subordination agreement that is identical to the Intercreditor Agreement or otherwise in form and substance satisfactory to Bank in its sole discretion.

               "Person" means any individual, sole proprietorship, partnership (whether general, limited or limited liability), limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal, or otherwise, including any instrumentality, division, agency, body, or department thereof).

               "Plan" means, with respect to Borrower or any of its Affiliates, at any time, an "employee benefit plan," as defined in Section 3(3) of ERISA, that Borrower or any of its Subsidiaries or Affiliates maintains, contributes to, or has an obligation to contribute to on behalf of participants who are or were employed by any of them, including the 2002 Stock Incentive Plan at all times on and after the Closing Date.

               "Pledge Agreement" means the Pledge Agreement of even date herewith executed by Borrower and Overhill Ventures in favor of Bank, as amended.

               "Proceeds" means "proceeds," as such term is defined in the UCC, including: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Person from time to time with respect to any of the Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to any Person from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority); (c) any claim of any Person against third parties for past, present or future infringement or dilution of any Intellectual Property, or for injury to the goodwill associated with any Intellectual Property; (d) any recoveries by any Person against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

               "Producer Payables Reserves" means the reserves, if any, against Borrowing Availability established by Bank from time to time based upon the aggregate amount of unpaid trade payables for Inventory of Borrower subject to any asserted lien or trust arising under any state producers' lien statute or any of the other Packers Acts, which lien or trust is senior to or pari passu with the Liens in favor of Bank.

               "Projections" means the consolidated and consolidating balance sheet, statements of income, and cash flow for Borrower and each of Borrower's Subsidiaries delivered to Bank on the Closing Date (including forecasted Capital Expenditures and Net Borrowing Availability) by month for the Fiscal Year immediately following the Fiscal Year in which the Closing Date occurs, in each case prepared in a manner consistent with GAAP and accompanied by senior management's discussion and analysis thereof.

               "PSA" shall mean the Packers and Stockyards Act of 1921, together with the rules and regulations of any Governmental Authority promulgated thereunder.

               "Reference Rate" means the variable per annum rate of interest most recently announced by Bank at its corporate headquarters as the "Union Bank of California, N.A. Reference Rate," with the understanding that the "Union Bank of California, N.A. Reference Rate" (a) is one of Bank's index rates and is not directly tied to any external rate of interest or index, (b) merely serves as a basis upon which effective rates of interest are calculated for loans making reference thereto, and (c) may not be the lowest or best rate at which Bank calculates interest or extends credit. The Reference Rate shall be adjusted as of the effective date of any change in the "Union Bank of California, N.A. Reference Rate." The Reference Rate, as adjusted, shall constitute the Reference Rate on the date when such adjustment is made and shall continue as the applicable Reference Rate until further adjustment.

               "Reference Rate Loan" means a Loan or any portion thereof bearing interest by reference to the Reference Rate.

               "Related Person" means any (a) individual (i.e., natural person) that is an employee, officer, director, Stockholder, partner or member of Borrower or any Affiliate of Borrower, (b) individual spouse, descendant, or other individual related by blood or marriage to any officer, director, Stockholder, partner, or member of Borrower or any Subsidiary of Borrower, or
(c) trust in which any such individual is a grantor, settlor, or beneficiary.

               "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching, or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

               "Rent Reserve" means a rent reserve to be instituted by Bank against Borrowing Availability in the event Bank is not provided with an approved landlord's waiver or warehouseman's waiver, as applicable, for any location that Borrower maintains Collateral. The amount of the rent reserve for each such location shall be determined by Bank in its sole and absolute discretion. Such landlord's waivers or warehouseman's waivers shall be in form and substance acceptable to Bank in its sole and absolute discretion.

               "Reportable Event" has the meaning set forth in Title IV of ERISA.

               "Restricted Payment" means (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower's or any of its Subsidiaries' Stock (other than any dividend or other distribution on account of any Stock of Borrower or any of its Subsidiaries that is payable solely in shares of the same class of Stock of such Person), (b) any payment on account of the purchase, redemption, defeasance, or other retirement (other than pursuant to a Permitted Subordinated Note Refinancing) of Borrower's or any of its Subsidiaries' Stock or Indebtedness other than (i) the Obligations or (ii) so long as no Default or Event of Default has occurred and is continuing, or shall be caused thereby, interest and principal, when due, under Indebtedness described in Schedule 3.8 or otherwise permitted under Section 4 of the Agreement or that is secured by Permitted Liens, without acceleration or modification of the amortization thereof as in effect on the Closing Date, or any other payment or distribution made in respect thereof, either directly or indirectly, or (c) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person that is not expressly permitted in the Agreement; provided, that neither (I) any payment to Bank nor
(II) any payment to LLCP permitted by the Intercreditor Agreement shall constitute a Restricted Payment.

               "Revolving Loan Commitment" means the commitment of Bank to make Revolving Loans or issue Letters of Credit Obligations which commitment shall be Sixteen Million Dollars ($16,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

               "Revolving Loans" means the revolving loans made to Borrower pursuant to Section 1.1(a).

               "Revolving Note" means the Revolving Credit Note executed and delivered by Borrower to Bank, dated as of November 24, 1999, in the original principal amount of $16,000,000, together with any other notes executed and delivered by Borrower to Bank evidencing at any time any portion of the Revolving Loans.

               "Schedule of Accounts" has the meaning set forth in Section
5.1(c).

               "Schedule of Documents" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement and the transactions contemplated thereunder, substantially in the form of Schedule B.

               "Schedule of Inventory" has the meaning set forth in Section 5.1(c).

               "SEC Documents" shall mean all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including all exhibits, schedules and other information included or incorporated by reference therein) which are filed or are required to be filed with the Commission under the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder, and all applications, filings, reports and other documents which are filed or are required to be filed with AMEX or any other securities exchange.

               "Securities Act" shall mean the provisions of the Securities Act of 1933, 15 U.S.C.

Sections 77a et seq.

               "Securities Exchange Act" shall mean the provisions of the Security Exchange Act of 1934, 15 U.S.C. Sections 78a et seq.

               "Seller" means SSE Manufacturing, Inc., a California corporation.

               "Slow Moving Inventory" means, as of any date, Inventory produced by Borrower more than 12 months prior to such date.

               "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the assets of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and
(d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

               "SSE Acquisition" means the acquisition of certain of the assets of Seller in accordance with the SSE Purchase Agreement.

               "SSE Purchase Agreement" means the Asset Purchase Agreement between Seller and Borrower dated as of August 7, 2000, including all exhibits and schedules thereto.

               "Software" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by any Person, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

               "Spin-Off" has the meaning given to it in the Recitals to this Agreement.

               "Stock" means all certificated and uncertificated shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Commission under the Securities Exchange Act.

               "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

               "Subject Property" means each real property location owned, leased, or occupied by Borrower or any of its Subsidiaries.

               "Subordinated Debt" means the Indebtedness of Borrower evidenced by the Subordinated Debt Documents and any Indebtedness of Borrower subordinated to the Obligations in a manner and form satisfactory to Bank in its sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

               "Subordinated Debt Documents" means the Subordinated Note and all other agreements, instruments, certificates and other documents executed or delivered in connection with the Subordinated Debt.

               "Subordinated Note" means the Amended and Restated Secured Senior Subordinated Note dated as of November 24, 1999, amended and restated as of September [__], 2002, made by Borrower to the order of LLCP in an original principal amount of $28,000,000.

               "Subsidiary" means, with respect to any Person, (a) any corporation or limited liability company whose stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors (or other governing body) is 50% or more owned, directly or indirectly, by such Person, or (b) a partnership or joint venture whose partnership or venture interests are 50% or more owned, directly or indirectly, by such Person. The term "Subsidiary," when used in this Agreement without reference to any particular Person, means a Subsidiary of Borrower.

               "Supporting Obligations" means all "supporting obligations," as such term is defined in the UCC, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

               "Tangible Net Worth" means, with respect to Borrower and its Subsidiaries on any date, (i) the sum of, without duplication, (a) the excess of the book value of assets over liabilities at such time, determined on a consolidated basis in accordance with GAAP, plus (b) the amount shown for redeemable warrants on the consolidated balance sheet of Borrower and its Subsidiaries at such time, minus (ii) Intangible Assets at such time.

               "Tax" or "Taxes" means any present and future income, excise, sales, use, stamp or franchise taxes and any other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, whether federal, state, local or foreign, together with any interest and penalties and additions to tax.

               "Tax Sharing Cash Payments" means, for any period, all cash payments actually made by Borrower to Treecon during such period on account of the Tax Sharing Payable.

               "Tax Sharing Payable" means, at any time, the total amount owed by Borrower to Treecon at such time arising from accrued payments of all income or franchise Taxes that Borrower would have incurred if Borrower had filed its income or franchise tax returns on a stand-alone basis.

               "Term Loan" means the term loan made by Bank to Borrower on August 23, 2000, in the original principal amount of $2,400,000.

               "Term Note" means the Term Note, dated as of August 23, 2000, executed and delivered by Borrower in favor of Bank, in the original principal amount of $2,400,000.

               "Termination Date" means the date on which the Loans, the Letters of Credit and all other Obligations under the Agreement and the other Loan Documents are indefeasibly paid in full, in cash (other than amounts in respect of Letter of Credit Obligations, if any, then outstanding, provided that Borrower shall have paid to Bank, in immediately available funds, the maximum amount then available to be drawn under outstanding Letters of Credit), and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under the Agreement.

               "Treecon" has the meaning given to it in the Recitals to this Agreement.

               "2002 Stock Incentive Plan" means the 2002 Employee Stock Option Plan of Overhill Farms, Inc., and any other documents related thereto.

               "UCC" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of California; provided, that in the event by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Bank's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein or in any of the Loan Documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

               "Uniform Commercial Code jurisdiction" means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the UCC, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

               "Unused Line Fee" means an amount equal to (a) (i) the Maximum Amount minus (ii) the average for the period of the daily closing balances of the Revolving Loans during the period for which such fee is due, multiplied by
(b) (i) 0.25% multiplied by (ii) (A) the number of days in such period divided by (B) 365 or, in the event of a leap year, 366.

               "USDA" means the United States Department of Agriculture.

               "Weekly Reporting Package" has the meaning set forth in Section 5.1(b).

               "Weekly Settlement Date" means the third Business Day of each week (or such other day of the week as may be designated from time to time by Bank).

               "Yield Rate" means the return that Bank could obtain if it used the amount of each prepayment of principal of any LIBOR Loan to purchase, at bid price, regularly quoted securities (a) issued by the United States having a maturity date most closely coinciding with the relevant Payment Date and (b) held by Bank until the relevant Payment Date.

               2. Accounting Terms and Computations. The term "GAAP" and all accounting terms used, but not specifically defined, in the Agreement shall be construed and defined in accordance with generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, all as of the date hereof, applied on a basis consistent with past practices, except that any such financial statements or other financial information that are unaudited may be subject to year-end audit adjustments and may omit footnotes.

               3. UCC. Any terms that are defined in the UCC and used, but not specifically defined, in the Agreement shall be construed and defined in accordance with the UCC.

               4. Knowledge of Borrower. Whenever the term "knowledge of Borrower" or words of similar import are used in this Agreement or any other Loan Document with respect to the existence or absence of any fact, it shall mean that any one or more of the following Persons knows or should have known, based upon the reasonable inquiry of such Person, of the existence or absence of such fact: James Rudis, Richard A. Horvath, William E. Shatley and Alicia Baughfman.

               5. Construction. For purposes of the Agreement and the other Loan Documents, the following rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, the feminine, and the neuter; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments thereof and any successor statutes and regulations;
(e) references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (f) the words "herein," "hereof," and "hereunder" or other words of similar import refer to the Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, modified, or supplemented, and not to any particular section, subsection, or clause contained in the Agreement; (g) all references in the Agreement or in the schedules to the Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to the Agreement; and (h) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.